SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported): May 3, 1996
                                                            -----------



                       Palomar Medical Technologies, Inc.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                            0-22340                      04-3128178
- --------                            -------                      ----------
(state or other                     (Commission                 (IRS Employer
jurisdiction of                     File Number)                 Identification
incorporation)                                                   Number)



               66 Cherry Hill Drive, Beverly, Massachusetts 01915
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 508-921-9300
                                                            ------------







Item 7:  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired.

                  The unaudited financial statements of Tissue Technologies, Inc. for the year ended September 30, 1995 and the six months ended March 31, 1996 are filed herewith.

         (b)  Supplemental Financial Statements.

                  The supplemental financial statements of the Registrant and the supplemental management's discussion and analysis of financial condition and results of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 are filed herewith.

         (c)  Exhibits.

                  No amendments have been made to the Exhibits as originally filed.













Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   PALOMAR MEDICAL
                                                   TECHNOLOGIES, INC.


June  , 1996                                       By: /s/ Steve Georgiev
- ------------                                           -----------------------
Date                                                   Steve Georgiev, Chairman







                          INDEX TO FINANCIAL STATEMENTS


1. Unaudited financial statements of Tissue Technologies, Inc. for the year ended September 30, 1995 and the six months ended March 31, 1996.

2. Supplemental consolidated financial statements of the Registrant for the year ended December 31, 1995.

3. Management's discussion and analysis of financial condition and results of operations (supplemental) for the year ended December 31, 1995.

4. Supplemental consolidated financial statements of the Registrant for the three months ended March 31, 1996.

5. Management's discussion and analysis of financial condition and results of operations (supplemental) for the three months ended March 31, 1996.






ITEM 1. UNAUDITED FINANCIAL STATEMENTS OF TISSUE TECHNOLOGIES, INC. FOR THE YEAR ENDED SEPTEMBER 30, 1995 AND THE SIX MONTHS ENDED MARCH 31, 1996


                            TISSUE TECHNOLOGIES, INC.

                              Financial Statements
                   as of September 30, 1995 and March 31, 1996

















                            TISSUE TECHNOLOGIES, INC.

                                 Balance Sheets

                                   (Unaudited)

                                                        ASSETS
                                                                                                        SEPTEMBER 30,      MARCH 31,
                                                                                                           1995              1996
Current Assets:
   Cash and cash equivalents                                                                        $      --           $   393,080
   Accounts receivable                                                                                     --               514,210
   Inventories                                                                                             --               695,384
   Prepaid expenses                                                                                        --               141,528
                                                                                                         -------            -------

         Total current assets                                                                              --             1,744,202
                                                                                                         -------          ---------

Property and Equipment, at cost:
   Computer equipment                                                                                    13,927              56,875
   Office furniture                                                                                       7,951              19,812
   Leasehold improvements                                                                                 9,114               9,114
                                                                                                          -----               -----
                                                                                                         30,992              85,801

   Less--Accumulated depreciation                                                                         2,007               2,795
                                                                                                          -----               -----
                                                                                                         28,985              83,006
                                                                                                         ------              ------

Other Assets:
   Security deposits                                                                                      4,911               4,911
   License agreement, net of accumulated amortization of $53,002 and $98,128,
     respectively                                                                                       396,998             351,872
                                                                                                        -------             -------

                                                                                                        401,909             356,783
                                                                                                        -------             -------

         Total assets                                                                               $   430,894         $ 2,183,991
                                                                                                    ===========         ===========

                                        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Accounts payable                                                                                 $   211,630         $ 1,508,367
   Accrued expenses                                                                                      27,487           1,375,237
   Refundable deposits                                                                                   45,000             344,971
   Short-term notes payable                                                                             125,000           1,000,000
                                                                                                        -------           ---------

         Total current liabilities                                                                      409,117           4,228,575
                                                                                                        -------           ---------

Long-Term Debt (Note 3)                                                                                 400,000             950,000
                                                                                                        -------             -------

Commitments (Note 4)

Stockholders' Deficit:
   Common stock, no par value-
     Authorized--5,000,000 shares
     Issued and outstanding--1,624,455 shares                                                           746,375             746,375
   Warrant                                                                                              100,000             100,000
   Accumulated deficit                                                                               (1,224,598)         (3,840,959)
                                                                                                     ----------          ----------

         Total stockholders' deficit                                                                   (378,223)         (2,994,584)
                                                                                                       --------          ----------

         Total liabilities and stockholders' deficit                                                $   430,894         $ 2,183,991
                                                                                                    ===========         ===========




                                      F-1




                            TISSUE TECHNOLOGIES, INC.


                            Statements of Operations

                                   (Unaudited)



                                                                                         INCEPTION
                                                                                        (OCTOBER 24,
                                                                                          1994) TO                 SIX MONTHS ENDED
                                                                                         SEPTEMBER 30,                  MARCH 31,
                                                                                             1995                          1996

Revenues                                                                                   $      --                    $ 1,732,935

Cost of Revenue                                                                                   --                      2,211,225
                                                                                           ---------                      ---------

         Gross profit                                                                             --                       (478,290)
                                                                                           ---------                       --------

Operating Expenses:
   Research and development                                                                    818,999                      922,919
   Selling, general and administrative                                                         402,723                    1,170,540
                                                                                               -------                    ---------

         Total operating expenses                                                            1,221,722                    2,093,459
                                                                                             ---------                    ---------

Loss from Operations                                                                        (1,221,722)                  (2,571,749)
                                                                                            ----------                   ----------

Interest Expense                                                                               (21,701)                     (48,211)

Other Income, net                                                                               18,845                        3,699
                                                                                                ------                        -----

Net Loss                                                                                   $(1,224,598)                 $(2,616,361)
                                                                                           ===========                  ===========


                                      F-2




                            TISSUE TECHNOLOGIES, INC.

                       Statement of Stockholders' Deficit

                                   (Unaudited)



                                                   COMMON STOCK                                                   TOTAL
                                               NUMBER           NO                          ACCUMULATED       STOCKHOLDERS'
                                              OF SHARES      PAR VALUE       WARRANTS         DEFICIT            DEFICIT

Inception, October 24, 1994                          -      $         -   $          -     $            -    $            -

   Initial issuance of common stock            837,455            8,375              -                  -              8,375

   Sale of common stock                        187,000          338,000              -                  -            338,000

   Issuance of common stock in exchange
   for license rights and convertible
   note payable                                600,000          400,000              -                  -            400,000

   Value ascribed to common stock
   warrants in exchange for license
   rights                                            -                -        100,000                  -            100,000

   Net loss                                          -                -              -         (1,224,598)        (1,224,598)
                                            ----------       ----------      ---------         ----------         ----------

Balance, September 30, 1995                  1,624,455          746,375        100,000         (1,224,598)          (378,223)

   Net loss                                          -                -              -         (2,616,361)        (2,616,361)
                                            ----------       ----------      ---------         ----------         ----------

Balance, March 31, 1996                      1,624,455      $   746,375   $    100,000     $   (3,840,959)   $    (2,994,584)
                                             =========      ===========   ============     ==============    ===============




                                      F-3




                            TISSUE TECHNOLOGIES, INC.

                            Statements of Cash Flows

                                   (Unaudited)



                                                                                                    INCEPTION
                                                                                                   (OCTOBER 24,
                                                                                                    1994) TO            SIX MONTHS
                                                                                                   SEPTEMBER 30,     ENDED MARCH 31,
                                                                                                        1995               1996
Cash Flows from Operating Activities:
   Net loss                                                                                          $(1,224,598)       $(2,616,361)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                                        55,009             49,856
     Noncash compensation related to issuance of stock                                                    50,000               --
     Change in assets and liabilities-
       Accounts receivable                                                                                  --             (514,210)
       Inventory                                                                                            --             (695,384)
       Prepaid expenses                                                                                     --             (141,528)
       Accounts payable                                                                                  211,630          1,296,737
       Accrued expenses                                                                                   27,487          1,347,750
       Refundable deposits                                                                                45,000            299,971
                                                                                                          ------            -------

           Net cash used in operating activities                                                        (835,472)          (973,169)
                                                                                                        --------           --------

Cash Flows from Investing Activities:
   Purchase of property and equipment                                                                    (30,992)           (58,751)
   Other assets                                                                                          (54,911)              --
                                                                                                         -------

           Net cash used in investing activities                                                         (85,903)           (58,751)
                                                                                                         -------            -------

Cash Flows from Financing Activities:
   Borrowing of long-term debt                                                                           500,000            550,000
   Borrowings on short-term debt                                                                         125,000          1,000,000
   Payments on short-term debt                                                                              --             (125,000)
   Proceeds from issuance of common stock                                                                346,375               --
                                                                                                         -------

           Net cash provided by financing activities                                                     921,375          1,425,000
                                                                                                         -------          ---------

Net Increase in Cash                                                                                        --              393,080

Cash and Cash Equivalents, beginning of period                                                              --                 --
                                                                                                         -------          ---------

Cash and Cash Equivalents, end of period                                                             $      --          $   393,000
                                                                                                     ===========        ===========

Supplemental Disclosure of Noncash Financing Activities:
   Value ascribed to warrants issued in connection with license agreement                            $   100,000        $      --
   Common stock issued in exchange for license rights and convertible note payable                   ===========        ===========
                                                                                                     $   400,000        $      --
                                                                                                     ===========        ===========

                                      F-4




                            TISSUE TECHNOLOGIES, INC.

                          Notes to Financial Statements
                                 March 31, 1996

                                   (Unaudited)




(1)    Operations and Significant Accounting Policies

       Tissue Technologies, Inc. (the Company) was incorporated on October 24, 1994 under the laws of the State of Arizona. The Company has operating facilities in Paradise Valley, Arizona, and Albuquerque, New Mexico. The Company is a manufacturer of lasers and related components for surgical purposes. The Company's customers include medical doctors, as well as small businesses.

       On May 3, 1996, the Company and Palomar Medical Technologies, Inc. (Palomar) merged under a transaction accounted for as a pooling of interests in accordance with Accounting Principals Board Opinion No. 16, Accounting for Business Combinations. Under this transaction, Palomar exchanged 3,200,000 shares of its common stock for all of the Company's common stock and common stock equivalents.

       The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. The Company believes that the unaudited information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles.

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in the accompanying financial statements and notes.

       Cash and Cash Equivalents

       The Company considers all short-term, highly liquid investments with original maturities of 90 days or less to be cash equivalents. Cash equivalents at March 31, 1996 consist of money market accounts.



                                      F-5



                            TISSUE TECHNOLOGIES, INC.


                          Notes to Financial Statements
                                 March 31, 1996

                                   (Unaudited)

                                   (Continued)


(1)    Operations and Significant Accounting Policies (Continued)

       Inventories

       Inventories are stated at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods inventories consist of material, labor and manufacturing overhead. At March 31, 1996, inventories consist of the following:

                                                            MARCH 31,
                                                              1996

        Raw materials                                     $     525,062
        Work-in-process and finished goods                      170,322
                                                          -------------
                                                          $     695,384
                                                          =============
       Depreciation

       The  Company  provides  for  depreciation,   computed  using  the  double
       declining-balance method, by charges to income in amounts that allocate the costs of these assets over their estimated useful lives, as follows:

                                              ESTIMATED
                                             USEFUL LIFE

        Computer equipment                      5 Years
        Office furniture                        5 Years
        Leasehold improvements                  5 Years

       Research and Development Expenses

       The Company charges research and development expenses to operations as incurred.

       Revenue Recognition

       The Company recognizes product revenue upon shipment.



                                      F-6




                            TISSUE TECHNOLOGIES, INC.


                          Notes to Financial Statements
                                 March 31, 1996

                                   (Unaudited)

                                   (Continued)





(1)    Operations and Significant Accounting Policies (Continued)

       Refundable Deposits

       The Company receives cash deposits from its customers and records the amounts as a current liability. The deposits are recorded as revenue upon product shipment.

       Accrued Expenses

       Accrued expenses consist of the following:

                                    SEPTEMBER 30,        MARCH 31,
                                        1995                1996

        Royalties                   $        -      $      62,784
        Warranty                             -          1,112,500
        Commissions                          -            111,274
        Interest                        21,721             70,032
        Other                            5,766             18,647
                                         -----             ------

                                    $   27,487      $   1,375,237
                                    ==========      =============

       Disclosures about Fair Value of Financial Instruments

       SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of an estimate of the fair value of certain financial instruments. The fair value of financial instruments pursuant to SFAS No. 107 approximated their carrying values at September 30, 1995 and March 31, 1996. Fair values have been determined through information obtained from market sources and management estimates.

(2)    Short-Term Debt

       At September 30, 1995 short-term debt consists of a promissory note payable for $100,000 to an investor. This promissory note to an investor bears interest at 8%. The Company repaid this note during the six months ended March 31, 1996.

       As of March 31, 1996, in connection with the merger discussed in Note 1, Palomar loaned the Company $1,000,000 under two 90-day $500,000 notes payable. These notes bear interest at 10% and 8% per annum, respectively.


                                      F-7


                            TISSUE TECHNOLOGIES, INC.


                          Notes to Financial Statements
                                 March 31, 1996

                                   (Unaudited)

                                   (Continued)





(3)    Long-Term Debt

       At September 30, 1995 and March 31, 1996, long-term debt consists of various convertible notes payable to individuals. The notes bear interest at 8% and are due in December 1997. The notes are convertible into the Company's common stock, at the holder's option, at prices ranging from $.43 to $3.00 per share. Upon the completion of an initial public offering of the Company, the unpaid principal balance of the notes shall be automatically converted into the Company's common stock. These notes were converted into 651,665 shares of the Company's common shares on May 3, 1996 in connection with the merger of the Company with Palomar.

(4)    Commitments

       Leases

       The Company leases its office space and manufacturing facility and a corporate apartment under noncancelable operating leases expiring through July 1998. The manufacturing facility lease is guaranteed by the majority stockholder and officer of the Company. Future minimum lease commitments under this lease are approximately as follows:

                                                AMOUNT
        Year Ending September 30,
           1996                              $    35,000
           1997                                   29,000
           1998                                   17,000
                                                  ------

                                             $    81,000
                                             ===========

       Rent expense for the period from inception (October 24, 1994) to September 30, 1995 and the six months ended March 31, 1996 was approximately $11,000 and $15,000, respectively.

       License Agreement

       On February 28, 1995, the Company entered into a license agreement to license a patent on a low-pressure discharge apparatus (a key instrument in the Company's product) with a corporation (Licensor). The majority stockholder and president of the Company also assigned his right to license the technology to the Company, on an exclusive basis, and converted his note payable of $100,000 in exchange for 600,000 shares of the Company's common stock.


                                      F-8


                            TISSUE TECHNOLOGIES, INC.


                          Notes to Financial Statements
                                 March 31, 1996

                                   (Unaudited)

                                   (Continued)




(4)    Commitments (Continued)

       License Agreement (Continued)

       The License Agreement gives the Company the right to manufacture, sell and use the technology in exchange for a royalty equal to 3% of net income, as defined in the License Agreement. As consideration for entering into the agreement, the Licensor received $50,000 in cash and a warrant to purchase 129,809 shares of common stock at a price of $.01 per share. The Company ascribed a value to the warrant of $100,000. This warrant was exercised in connection with the merger of the Company and Palomar. The Company has capitalized $450,000, which represents the cash paid plus the value ascribed to the equity consideration given in exchange for the license. This amount is being amortized over a period of five years. The Company has amortized $53,002 and $22,500 for the periods ended September 30, 1995 and March 31, 1996, respectively.

(5)    Stock Options

       At March 31, 1996, the Company had outstanding options to purchase 181,924 shares of the Company's common stock. These options were vested and exercisable at prices ranging from $.50 to $1.00. These options were exercised on May 3, 1996 in connection with the merger of the Company and Palomar.

(6)    Income Taxes

       The Company provides for income taxes under the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. At September 30, 1995, the Company had available, subject to review and possible adjustment by the Internal Revenue Service, a federal net operating loss carryforward of approximately $1,200,000 to be used to offset future taxable income, if any. This net operating loss carryforward will begin to expire in 2010. The Internal Revenue Code contains provisions that limit the net operating loss carryforwards due to changes in ownership, as defined by the Internal Revenue Code. The Company believes that its net operating loss carryforwards will be limited due to its merger with Palomar on May 3, 1996. The Company has not recorded a deferred tax asset for the net operating losses, due to uncertainty relating to the Company's ability to utilize such carryovers.




                                      F-9



ITEM 2. SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT FOR THE YEAR ENDED DECEMBER 31, 1995




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Public Accountants                                     F-2

Supplemental Consolidated Balance Sheets as of December 31, 1994 and
         December 31, 1995                                                   F-3

Supplemental Consolidated Statements of Operations for the nine months
         ended December 31, 1994 and for the year ended December 31, 1995    F-4

Supplemental Consolidated Statements of Stockholders' Equity for the nine months ended December 31, 1994 and for the year ended December
         31, 1995                                                            F-5

Supplemental Consolidated Statements of Cash Flows for the nine months
         ended December 31, 1994 and for the year ended December 31, 1995    F-6

Notes to Supplemental Consolidated Financial Statements                      F-8












                                       F-1





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO PALOMAR MEDICAL TECHNOLOGIES, INC.:

         We have audited the accompanying supplemental consolidated balance sheets of Palomar Medical Technologies, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 1994 and 1995, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for the nine months and year then ended, respectively. The supplemental consolidated statements give retroactive effect to the merger with Tissue Technologies, Inc. on May 3, 1996, which has been accounted for as a pooling of interest as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall supplemental financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, based upon our audits, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palomar Medical Technologies, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the nine months and year then ended, after giving retroactive effect to the merger with Tissue Technologies, Inc. as described in Note 1, in conformity with generally accepted accounting principles.







                                                            ARTHUR ANDERSEN LLP



Boston, Massachusetts,
  March 26, 1996 (except with respect
  to the matter discussed in Note 1,
  as to which the date is May 3, 1996)













                                       F-2




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS



                                                                                                   December 31,        December 31,
                                                                                                      1994                1995
                                                                                                  ------------        ------------
ASSETS

CURRENT ASSETS:
         Cash and cash equivalents                                                               $  3,263,203          $ 17,138,178
         Marketable securities                                                                         50,000               749,410
         Accounts receivable, net of allowance for doubtful                                              --                    --
           accounts of approximately $445,000 and $156,000, respectively                            2,378,738             4,737,766
         Inventories                                                                                1,458,274             3,649,884
         Current portion of deferred costs                                                            436,225               462,787
         Loans to officers                                                                            306,813               948,198
         Notes receivable from related parties                                                           --               3,161,375
         Other current assets                                                                         135,158               352,130
                                                                                                 ------------          ------------
                 Total current assets                                                               8,028,411            31,199,728
                                                                                                 ------------          ------------

PROPERTY AND EQUIPMENT, AT COST, NET                                                                2,382,478             3,165,015
                                                                                                 ------------          ------------

OTHER ASSETS:
         Cost in excess of net assets acquired, net of accumulated
                 amortization  of $228,328 and $673,167, respectively                               2,341,990             3,729,508
                                                                                                  ------------          ------------
         Intangible assets, net of accumulated amortization of $149,246                                  --               1,597,745
         Deferred costs, net of current portion                                                       467,760               346,333
         Long-term investment                                                                            --                 500,000
         Loan to related party                                                                           --                 700,000
         Other assets                                                                                 398,349               631,831
                                                                                                 ------------          ------------
                 Total other assets                                                                 3,208,099             7,505,417
                                                                                                 ------------          ------------

                                                                                                 $ 13,618,988          $ 41,870,160
                                                                                                 ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

         Revolving lines of credit                                                               $  1,613,000          $  1,296,462
         Short term notes payable                                                                        --                 100,000
         Current portion of long-term debt                                                          1,814,203             2,474,265
         Contingent note payable                                                                         --                 500,000
         Accounts payable                                                                           1,816,216             4,246,950
         Accrued expenses                                                                           1,404,732             4,633,557
                                                                                                 ------------          ------------
                 Total current liabilities                                                          6,648,151            13,251,234
                                                                                                 ------------          ------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                                              4,141,422             3,330,172
                                                                                                 ------------          ------------

MINORITY INTEREST IN SUBSIDIARY                                                                        80,936                  --
                                                                                                 ------------          ------------

COMMITMENTS AND CONTIGENCIES (NOTE 11)

STOCKHOLDERS' EQUITY:
         Preferred stock, $.01 par value-                                                                --                     139
                 Authorized - 5,000,000  shares Issued and
                 outstanding - 13,860 shares  at  December 31, 1995
                 (Liquidation  preference  of $13,982,903)
         Common stock, $.01 par value-                                                                 94,649               201,353
                 Authorized - 40,000,000 shares
                 Issued and outstanding - 9,464,963  shares at
                 December 31, 1994 and 20,135,406 shares at
                 December 31, 1995
         Treasury Stock (200,000 shares at cost)                                                         --              (1,211,757)
         Additional paid-in capital                                                                15,773,109            54,152,385
         Accumulated deficit                                                                      (13,119,279)          (25,864,657)
         Unrealized holding gain on available for sales securites                                        --                    --
         Subscriptions receivable from related party                                                     --              (1,988,709)
                                                                                                 ------------          ------------
                 Total stockholders' equity                                                         2,748,479            25,288,754
                                                                                                 ------------          ------------

                                                                                                 $ 13,618,988          $ 41,870,160
                                                                                                 ============          ============



  The accompaning notes are an integral part of these supplemental consolidated financial statements.

                                       F-3






                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS





                                                                         Nine Months
                                                                            Ended             Year Ended
                                                                         December 31,        December 31,
                                                                            1994                1995
                                                                         ------------        ------------

REVENUES                                                                 $13,058,523         $21,906,504

COST OF REVENUES                                                          10,320,586          17,192,470
                                                                         ------------        ------------

         Gross profit                                                      2,737,937           4,714,034
                                                                         ------------        ------------

OPERATING EXPENSES:

         Research and development                                          2,939,124           4,419,487
         Selling, general and administrative                               3,883,822          10,648,235
         Business development and other financing costs                    1,240,248           2,109,303
                                                                         ------------        ------------

                 Total operating expenses                                  8,063,194          17,177,025
                                                                         ------------        ------------

                 Loss from operations                                     (5,325,257)        (12,462,991)

INTEREST EXPENSE                                                            (472,348)         (1,374,199)

INTEREST INCOME                                                               37,917             913,050

NET GAIN ON TRADING SECURITIES                                               --                  201,067

MINORITY INTEREST IN LOSS OF SUBSIDIARY                                       67,601             102,305
                                                                         ------------        ------------

         Net loss                                                        $(5,692,087)        $(12,620,768)
                                                                         ============        ============

NET LOSS PER COMMON SHARE
                                                                               $(0.84)             $(0.89)
                                                                         ============        ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                6,759,411          14,164,901
                                                                         ============        ============



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                                       F-4



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                                               Preferred Stock      Common Stock              Treasury Stock
                                                             -----------------------------------------------------------------------
                                                              Number     $0.01    Number     $0.01        Number
                                                             of Share  Par Value of Shares  Par Value    of Shares        Cost
                                                             -----------------------------------------------------------------------

BALANCE, MARCH 31, 1994                                         --   $   --     5,231,575  $ 52,316          --       $      --

Sale of common stock, net of issuance costs                     --       --     3,441,228    34,412          --              --
Sale of common stock pursuant to warrants                       --       --        25,000       250          --              --
Issuance of common stock for technology                         --       --        60,000       600          --              --
Issuance of common stock for investment banking, merger
 and acquisition consulting services                            --       --       282,160     2,821          --              --
Issuance of restricted stock to officers and consultants
for services rendered                                           --       --       425,000     4,250          --              --
Compensation expense related to stock options                   --       --          --        --            --              --
Compensation expense related to warrants issued to
 consultants and investment bankers                             --       --          --        --            --              --
Value ascribed to convertible debentures                        --       --          --        --            --              --
Amortization of deferred financing costs                        --       --          --        --            --              --
Amortization of deferred compensation                           --       --          --        --            --              --
Net loss                                                        --       --          --        --            --              --
                                                             -----------------------------------------------------------------------

BALANCE, DECEMBER 31, 1994                                      --       --     9,464,963    94,649          --              --

Sale of common stock pursuant to warrants                       --       --     2,640,093    26,401          --              --
Sale of common stock pursuant to Regulation S and
 private placements                                             --       --     1,622,245    16,223          --              --
Payments received on subscriptions receivable                   --       --          --        --            --              --
Issuance of preferred stock, including common stock
 issued as as a placement fee, net of
 issuance costs                                               21,295     213      300,000     3,000          --              --
Purchase of treasury stock                                      --       --          --        --        (200,000)     (1,211,757)
Issuance of common stock pursuant to stock options              --       --       285,000     2,850          --              --
Issuance of common stock in lieu of payment of notes
 payable                                                        --       --       632,144     6,321          --              --
Repayment of convertible debentures                             --       --          --        --            --              --
Conversion of convertible debentures                            --       --     1,943,870    19,438          --              --
Value ascribed to convertible debentures                        --       --          --        --            --              --
Value ascribed to warrant in exchange for license
 technology                                                     --       --          --        --            --              --
Issuance of common stock for technology                         --       --       739,546     7,395          --              --
Conversion of preferred stock                                 (7,435)    (74)   1,775,691    17,757          --              --
Exercise of underwriter's warrants                              --       --       200,000     2,000          --              --
Issuance of common stock for Spectrum Medical Tech., Inc.       --       --       364,178     3,642          --              --
Issuance of common stock for investment banking and
 merger and acquisition consulting services                     --       --       167,676     1,677          --              --
Amortization of deferred financing costs                        --       --          --        --            --              --
Compensation expense related to warrants issued to
 consultants and investment bankers                             --       --          --        --            --              --
Preferred stock dividends                                       --       --          --        --            --              --
Net loss                                                        --       --          --        --            --              --
                                                             -----------------------------------------------------------------------

BALANCE, DECEMBER 31, 1995                                    13,860   $  139   20,135,406  $201,353     (200,000)    $(1,211,757)
                                                             =======================================================================






                                                             Additional                                                   Total
                                                              Paid-in         Accumulated   Subscription     Deferred  Stockholders'
                                                              Capital           Deficit      Receivable    Compensation   Equity
                                                             -----------------------------------------------------------------------


BALANCE, MARCH 31, 1994                                       $8,929,614       $(7,427,192)        --     $(89,008)    $1,465,730

Sale of common stock, net of issuance costs                    3,935,348            --             --          --       3,969,760
Sale of common stock pursuant to warrants                         23,417            --             --          --          23,667
Issuance of common stock for technology                          209,400            --             --          --         210,000
Issuance of common stock for investment banking, merger
 and acquisition consulting services                             992,323            --             --          --         995,144
Issuance of restricted stock to officers and consultants
 for services rendered                                           872,313            --             --          --         876,563
Compensation expense related to stock options                    125,000            --             --          --         125,000
Compensation expense related to warrants issued to
 consultants and investment bankers                              151,250            --             --          --         151,250
Value ascribed to convertible debentures                         550,000            --             --          --         550,000
Amortization of deferred financing costs                         (15,556)           --             --          --         (15,556)
Amortization of deferred compensation                               --              --             --        89,008        89,008
Net loss                                                            --           (5,692,087)       --          --      (5,692,087)
                                                              ----------------------------------------------------------------------

BALANCE, DECEMBER 31, 1994                                    15,773,109     (13,119,279)          --          --        2,748,479

Sale of common stock pursuant to warrants                      7,107,689            --       (4,633,975)       --       2,500,115
Sale of common stock pursuant to Regulation S and
 private placements                                            2,935,921            --             --          --       2,952,144
Payments received on subscriptions receivable                       --              --        3,694,840        --       3,694,840
Issuance of preferred stock, including common stock
 issued as as a placement fee, net of
 issuance costs                                               19,382,750            --             --          --      19,385,963
Purchase of treasury stock                                          --              --             --          --      (1,211,757)
Issuance of common stock pursuant to stock options               481,199            --             --          --         484,049
Issuance of common stock in lieu of payment of notes
 payable                                                       1,873,611            --             --          --       1,879,932
Repayment of convertible debentures                             (321,533)           --             --          --        (321,533)
Conversion of convertible debentures                           3,071,302            --             --          --       3,090,740
Value ascribed to convertible debentures                         899,813            --             --          --         899,813
Value ascribed to warrant in exchange for license
 technology                                                      100,000            --             --          --         100,000
Issuance of common stock for technology                          292,605            --             --          --         300,000
Conversion of preferred stock                                     68,377            --             --          --          86,060
Exercise of underwriter's warrants                             1,049,574            --       (1,049,574)       --           2,000
Issuance of common stock for Spectrum Medical Tech., Inc.        996,358            --             --          --       1,000,000
Issuance of common stock for investment banking and
 merger and acquisition consulting services                      416,823            --             --          --         418,500
Amortization of deferred financing costs                         (70,583)           --             --          --         (70,583)
Compensation expense related to warrants issued to
 consultants and investment bankers                               95,370            --             --          --          95,370
Preferred stock dividends                                           --          (124,610)          --          --        (124,610)
Net loss                                                            --       (12,620,768)          --          --     (12,620,768)
                                                              ----------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                                   $54,152,385   $(25,864,657)    $(1,988,709)   $   --     $25,288,754
                                                             =======================================================================



 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                                       F-5


                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                 Nine Months
                                                                                                    Ended              Year Ended
                                                                                                 December 31,         December 31,
                                                                                                    1994                  1995
                                                                                                -------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                  $ (5,692,087)           $(12,620,768)
     Adjustments to reconcile net loss to net cash
        used in operating activities-
        Depreciation and amortization                                                               610,385               1,825,673
        Loss on disposal of equipment                                                                12,250                    --
        Write-off of in-process research and development                                            110,746                    --
        Inventory used in clinical trials                                                           494,782                    --
        Minority interest in loss of subsidiary                                                     (67,601)               (102,305)
        Noncash interest expense related to debt                                                     77,076                 220,280
        Amortization of deferred compensation costs                                                  89,008                    --
        Noncash compensation related to common stock,
            stock options and warrants                                                            1,680,917                  95,370
        Unrealized gain on marketable securities                                                       --                  (133,568)
        Changes in assets and liabilities, net of effects
            from purchase of Spectrum Medical Technologies,
            Inc., CD Titles, Inc. and Inter-connecting
            Products, Inc.
            Purchases of marketable trading securities                                                 --                  (615,842)
            Sale of marketable trading securities                                                      --                    50,000
            Accounts receivable                                                                  (1,219,807)             (1,479,532)
            Inventories                                                                             148,388              (1,419,030)
            Other current assets and loans to officers                                             (365,578)               (658,012)
            Accounts payable                                                                        913,290               1,770,100
            Accrued expenses                                                                       (266,469)              2,859,702
                                                                                               ------------            ------------
                 Net cash used in operating activities                                           (3,474,700)            (10,207,932)
                                                                                               ------------            ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash acquired from purchase of Spectrum Medical
        Technologies, Inc. and CD Titles, Inc.                                                         --                   101,207
     Cash paid for purchase of  Inter-connecting Products, Inc.                                        --                  (397,199)
     Purchases of property and equipment                                                           (649,861)             (1,147,945)
     Increase in other assets                                                                      (176,718)               (480,369)
     Loans to related parties                                                                          --                (3,861,375)
     Investment in nonmarketable securities                                                            --                  (500,000)
     Increase in organizational costs                                                                  --                  (500,000)
     Increase in deferred costs                                                                        --                  (215,304)
                                                                                               ------------            ------------
                 Net cash used in investing activities                                             (826,579)             (7,000,985)
                                                                                               ------------            ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of convertible debentures                                               600,000               4,150,000
     Proceeds from notes payable                                                                  2,200,000               2,630,000
     Deferred financing costs incurred related to convertible
         debentures                                                                                (192,500)               (182,000)
     Repayment of convertible debentures                                                               --                (1,048,967)
     Payments of notes payable and capital lease obligations                                       (181,158)             (1,653,957)
     Net proceeds (payments) from revolving lines of credit                                         111,000                (616,538)
     Proceeds from sale of common stock                                                           3,993,427               2,952,144
     Exercise of warrants, net of redemption of $29,188 in 1995                                        --                 6,194,955
     Issuance of preferred stock                                                                       --                19,385,963
     Purchase of treasury stock                                                                        --                (1,211,757)
     Proceeds from exercise of stock options                                                           --                   484,049
                                                                                               ------------            ------------
                 Net cash provided by financing activities                                        6,530,769              31,083,892
                                                                                               ------------            ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                         2,229,490              13,874,975
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                    1,033,713               3,263,203
                                                                                               ------------            ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                       $  3,263,203            $ 17,138,178
                                                                                               ============            ============


 The accompanying notes are an integral part of these supplemental consolidated financial statements.

                                       F-6



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                                                                    Nine Months
                                                                                                      Ended             Year Ended
                                                                                                    December 31,       December 31,
                                                                                                       1994               1995
                                                                                                   -------------      -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                                                        $249,097             $   542,294
                                                                                                   ========             ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES
     Conversion of convertible debt and related accrued
        interest, net of financing fees                                                              $--                $ 3,190,740
                                                                                                   ========             ===========

     Subscriptions received in connection with warrant
        exercises                                                                                    $--                $ 1,988,709
                                                                                                   ========             ===========

     Amortization of deferred financing costs                                                      $ 15,556             $    70,583
                                                                                                   ========             ===========

     Issuance of common stock in lieu of payment of notes
        payable                                                                                      $--                $ 1,879,932
                                                                                                   ========             ===========

     Conversion of preferred stock                                                                    $--               $    86,060
                                                                                                   ========             ===========

     Dividends payable                                                                                $--               $   124,610
                                                                                                   ========             ===========

Common Stock issued in exchange for license rights                                                    $--               $   300,000
                                                                                                   ========             ===========

Prepaid investment banking fees resulting from stock
     issued in lieu of cash payment                                                                $890,625             $   120,000
                                                                                                   ========             ===========

Value ascribed to warrant issued in connnection
     with license agreement                                                                           $--               $   100,000
                                                                                                   ========             ===========

ACQUISITION OF SPECTRUM MEDICAL TECHNOLOGIES, INC.
     Liabilities assumed                                                                              $--               $(1,128,139)
     Fair value of assets acquired                                                                     --                 1,456,920
     Fair value of 364,178 shares of common stock issued                                               --                (1,000,000)
     Promissory note issued                                                                            --                  (700,000)
     Cash Paid                                                                                         --                  (300,000)
     Acquisition costs incurred                                                                        --                  (161,138)
                                                                                                   --------             -----------
COST IN EXCESS OF NET ASSETS ACQUIRED                                                                 $--               $(1,832,357)
                                                                                                   ========             ===========

ACQUISITION OF CD TITLES, INC.
     Liabilities assumed                                                                              $--               $(1,271,345)
     Fair value of assets acquired                                                                     --               $ 1,271,345
                                                                                                   --------             -----------
COST IN EXCESS OF NET ASSETS ACQUIRED                                                                 $--                    $--
                                                                                                   ========             ===========

ACQUISITION OF CD TITLES, INC.
     Liabilities assumed                                                                              $--               $  (201,761)
     Fair value of assets acquired                                                                     --                   598,960
     Cash Paid                                                                                         --                  (397,199)
                                                                                                   --------             -----------
COST IN EXCESS OF NET ASSETS ACQUIRED                                                                 $--                    $--
                                                                                                   ========             ============




        The accompanying notes are an integral part of these consolidated financial statements.

                                       F-7





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


(1)  ORGANIZATION AND OPERATIONS

         Palomar Medical Technologies, Inc. ("Palomar" or the "Company") is engaged in two business segments: medical device products and electronic products. The medical device products segment consists of the commercial sales and development of cosmetic and medical laser systems for use in dermatology and cardiology. Through the Company's wholly-owned subsidiary, Palomar Electronics Corporation, the Company is also engaged in the manufacture and sale of high density, flexible electronic circuitry for use in industrial, military and medical devices. The Company is also introducing a number of proprietary products targeted to service the personal computer industry. The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Company's business or will yield a higher than average financial return to support the Company's core business. Some of these investments are with companies associated with some of the directors and officers of the Company (See Notes 9 and 13).

         Some of the Company's medical laser and electronic products are in the development stage, and, as such, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the successful development and marketing of its products, proper regulatory approval, the need to achieve profitable operations, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals.

         The Company has incurred significant losses since inception; information subsequent to year-end indicates that losses are continuing. The Company continues to seek additional financing from common stock and/or other prospective sources in order to fund future operations. During the year ended December 31, 1995, the Company raised approximately $2,514,144 in funding from the sale of 1,391,752 shares of common stock under Regulation S of the Securities and Exchange Act of 1933, approximately $3,118,000 in private convertible debentures under Regulation S and Regulation D of the Securities and Exchange Act of 1933, and approximately $19,500,000 from the sales of preferred stock.

         These supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the acquisition of Tissue Technologies, Inc. ("Tissue"), which occurred on May 3, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Palomar after financial statements covering the date of consummation of the business combination are issued.

MEDICAL SEGMENT BUSINESS DEVELOPMENTS

Acquisition of Star Medical Technologies, Inc.

         On July 1, 1993, the Company acquired 400,000 shares (representing 80% ownership) of common stock of Star Medical Technologies, Inc. ("Star"), a development stage company that was formed on April 1, 1993. Since July 1993, the Company has acquired an additional 190,000 shares (representing a total ownership of 85.5%) for $970,000 in cash. The acquisition of these shares has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 Accounting for Business Combinations (APB 16). Accordingly, the Company has allocated the purchase price based on the fair market value of the assets acquired and liabilities assumed. The Company expensed approximately $111,000 during the nine months ending December 31, 1994 representing the excess purchase price over the fair market value of assets acquired as in-process
research  and  development   technology  in  the   accompanying   statements  of
operations.


                                       F-8


       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1)  ORGANIZATION AND OPERATIONS (CONTINUED)

Acquisition of Spectrum Medical Technologies, Inc.

         On April 5, 1995, the Company acquired all of the outstanding common stock of Spectrum Medical Technologies, Inc. ("Spectrum"). The purchase price consisted of $300,000 in cash, a $700,000 two-year promissory note, 364,178 shares of the Company's common stock with an aggregate fair market value of $1,000,000, acquisition costs of $161,138 and assumed liabilities totaling $1,128,139. In addition, the purchase price consists of a 20% contingency payment, payable in the Company's common stock, based upon the future earnings performance of Spectrum over a three-to five-year period. Spectrum develops, manufactures, sells and services Ruby Lasers throughout the world for dermatological applications. The acquisition has been accounted for as a purchase in accordance with APB 16.

Formation of Spectrum Financial Services LLC

         On June 30, 1995, the Company formed Spectrum Financial Services LLC ("SFS"), a Limited Liability Company. SFS provides financial leasing services for medical and electronic manufacturers both related and unrelated to the Company. The Company has majority control over the operating activities of this entity. Accordingly, the Company has consolidated the results of operations and financial position of SFS since the date of formation. The operations of SFS during 1995 were not significant.

ELECTRONICS SEGMENT BUSINESS DEVELOPMENTS

Formation of Dynasys Systems Corporation

         On March 7, 1995, the Company formed Dynasys Systems Corporation ("Dynasys"), a wholly-owned subsidiary. The subsidiary was subsequently renamed Nexar Technologies, Inc. ("Nexar"). Nexar is an early-stage company that plans to manufacture, market and sell personal computers with a unique circuit board design that will enable end users to upgrade and replace the microprocessor, memory and hard drive components. Nexar intends to market its products using various proprietary brand names through multiple channels of distribution, including the wholesale, retail and direct response channels. Operations to date have not been significant.

Acquisition of Inter-Connecting Products, Inc.

         On June 5, 1995, Dynaco acquired certain assets and assumed certain liabilities of Inter-Connecting Products, Inc. ("ICP"), a division of ALLARD Industries, Inc., for $397,199 in cash, and assumed certain liabilities totaling $201,761. ICP specializes in cable and wire harness assemblies, coaxial cable assemblies and electromagnetic assemblies. ICP supplies complimentary products to Dynaco and its customers. The acquisition has been accounted for as a purchase in accordance with APB 16. Accordingly, the Company has allocated the purchase price based on the fair market value of the assets acquired and liabilities assumed.

Acquisition of CDRP, Inc.

         On July 13, 1995, CD Titles, Inc. ("CD Titles") was incorporated, and the Company owns substantially all of CD Titles' common stock. During July 1995, certain minority stockholders loaned CD Titles a total of $600,000 (see Note 9). On July 31, 1995, CD Titles purchased certain assets and assumed certain liabilities of CDRP, Inc. totaling $1,271,345. The purchase price consisted of $625,000 in cash and a $600,000 note payable to CDRP due September 30, 1995, which was guaranteed by the Company. CD Titles is a CD ROM publishing company that distributes various materials on CD ROM through personal computer wholesale channels in the United States. The acquisition has been accounted for as a purchase in accordance with the APB 16.

                                       F-9



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(1)  ORGANIZATION AND OPERATIONS (CONTINUED)

         CD Titles defaulted on its loans to the minority stockholders, and on October 30, 1995, the Company negotiated a settlement with the minority stockholders by agreeing to issue 257,144 shares of the Company's common stock in lieu of the then outstanding principal and accrued interest (approximately $794,000 at October 30, 1995). The common stock was issued at a 35% discount of the closing bid price of the stock on October 30, 1995. The discount represented the Company's cost of acquiring capital and was consistent with discounts offered in similar financings.

Acquisition of CDRP, Inc. (continued)

         In addition to the settlement of the minority stockholders' notes, the Company entered into a settlement agreement with the former stockholders of CDRP, Inc. Pursuant to the settlement agreement, the Company registered 175,000 shares of its authorized, but unissued, common stock (the "pledged shares") which were then issued to CDRP for resale. As part of the agreement, CDRP would sell only the amount of pledged shares to receive proceeds equal to the outstanding principal and accrued interest on the note payable, which totaled $628,531, due on September 30, 1995, as part of the acquisition of CDRP, Inc. Subsequent to year-end, CDRP returned 46,000 of the pledged shares, which represents the unused portion. The Company has retired the returned shares.

Formation of Dynamem, Inc.

         On September 28, 1995, Dynaco formed Dynamem Corporation ("Dynamem") (a Delaware corporation) and contributed $8,000 for a majority (80%) ownership in this subsidiary. The remaining 20% ownership is owned by the President of
Dynamem. Dynamem was formed to manufacture and distribute a patented, high-density memory packaging technology.

Formation of Palomar Electronics Corporation

         On September 15, 1995, the Company formed a wholly-owned subsidiary, Palomar Electronics Corporation ("PEC"), as part of a reorganization to separate the electronics and computer operations of the Company's business from the medical laser segments of its business. On September 29, 1995, as part of this reorganization, the Company contributed all of its outstanding capital stock of Dynaco and Nexar, together with certain intercompany indebtedness, to PEC in exchange for 4,500,000 shares of common stock of PEC. On December 21, 1995, PEC issued 10% bridge notes payable to certain investors for an aggregate consideration of $1,350,000 (see Note 4). In connection with these notes, PEC issued to the noteholders warrants to purchase up to 240,000 shares of its common stock. During the year ended December 31, 1995, the Company started, but did not complete an initial public offering of PEC and incurred costs of approximately $438,000. This amount is included in business development and other financing costs in the accompanying statements of operations for the year ended December 31, 1995.

Formation  of  Intelligent  Computer  Technologies,   Inc.  and  acquisition  of
Intelesys Inc.

         On August 25, 1995 the Company formed Intelligent Computer Technologies, Inc. ("ICT"). On November 10, 1995, ICT acquired substantially all of the assets of Intelesys Inc. by paying $125,00 in cash and assumed certain liabilities. As a result of the acquisition, the Company acquired the lease to a modern 16,600 square foot manufacturing facility capable of producing approximately 7,000 computer units per month.



                                      F-10




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(1)  ORGANIZATION AND OPERATIONS (CONTINUED)

Pro Forma Information

         The results of operations related to Spectrum have been included with those of the Company since April 5, 1995.

         The results of operations related to ICP have been included with those of the Company since June 5, 1995.

         The results of operations related to CD Titles, Inc./CDRP have been included with those of the Company since July 31, 1995.

         The results of operations related to ICT have been included with those of the Company since August 24, 1995.

         Unaudited pro forma operating results for the Company, assuming the acquisitions of Spectrum and ICP had been made as of April 1, 1994, are as follows (operations of CDRP prior to acquisition were insignificant):

                                              Nine Months
                                                 Ended              Year Ended
                                              December 31,         December 31,
                                                  1994                 1995
                                            ---------------      ---------------
        Revenue                                 $46,149,493          $29,780,343
        Net loss                                (6,433,026)         (16,856,499)
        Net loss per common share                   $(0.90)              $(1.18)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying supplemental consolidated financial statements reflect the application of certain accounting policies described below and elsewhere in the Notes to Consolidated Financial Statements.

  (a)  Change in Fiscal Year

         During 1994, the Company changed its fiscal year-end from March 31 to December 31.

  (b)  Principles of Consolidation

         The accompanying consolidated financial statements reflect the consolidated financial position, results of operations and cash flows of the Company and all wholly-owned and majority-owned subsidiaries and Tissue, as discussed above. Other investments are accounted for using the cost method. All intercompany transactions have been eliminated in consolidation.

  (c)  Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company also has investments in marketable and nonmarketable securities and loans to related parties totaling $8,047,692. The amount that the Company may ultimately realize from these investments could differ materially from the value of these investments recorded in the accompanying financial statements as of December 31, 1995.


                                      F-11




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (d)  Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market. Work in process and finished goods inventories consist of material, labor and manufacturing overhead. At December 31, 1994 and 1995, inventories consist of the following:

                                           December 31,        December 31,
                                               1994                1995
                                         ----------------    ----------------
 Raw materials                               $   619,238          $1,949,288
 Work in process and finished goods            1,161,948           2,008,389
 Less -- Progress billings                       322,912             307,793
                                         ----------------    ----------------
                                              $1,458,274          $3,649,884
                                         ================    ================

  (e)  Depreciation and Amortization

         The Company provides for depreciation and amortization on property and equipment using the straight-line method, by charging to operations amounts that allocate the cost of assets over their estimated useful lives as follows:

                                                          Estimated
           Asset Classification                          Useful Life
    ------------------------------------            ----------------------
    Equipment under capital leases                      Term of Lease
    Machinery and Equipment                               5-8 Years
    Furniture and Fixtures                                 5 Years
    Leasehold improvements                              Term of Lease

Property and Equipment consist of the following:

                                              December 31,       December 31,
                                                  1994               1995
                                            ---------------   ------------------
    Equipment under capital leases              $1,070,000           $1,214,950
    Machinery and equipment                      1,098,437            1,992,157
    Furniture and fixtures                         426,230              806,252
    Leasehold improvements                         278,062              308,158
                                            ---------------   ------------------
                                                 2,872,729            4,321,517
    Less:  Accumulated depreciation
               and amortization                    490,251            1,156,502
                                            ---------------   ------------------
                                                $2,382,478           $3,165,015
                                            ===============   ==================

  (f)  Revenue Recognition

         The Company recognizes product revenue upon shipment. Design and tooling revenue is recognized upon customer acceptance. Occasionally, revenue is recognized upon completion of a phase of the order when contractually accepted by the customer. Provisions are made at the time of revenue recognition for any applicable warranty costs expected to be incurred.

                                      F-12




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (g)  Cost in Excess of Net Assets Acquired and Other Intangibles

         The cost in excess of net assets acquired for Dynaco and Spectrum is being amortized on a straight-line basis over a period of 10 and 7 years, respectively, and is as follows:

                                                   December 31,
                                          -------------------------------
                                              1994             1995
                                          -------------    --------------
 Dynaco                                     $2,570,318        $2,570,318
 Spectrum                                      --              1,832,357
                                          -------------    --------------
                                             2,570,318         4,402,675
 Less:  accumulated amortization               228,328           673,167
                                          -------------    --------------
                                            $2,341,990        $3,729,508
                                          =============    ==============

         Amortization expense for the nine months ended December 31, 1994, and year ended December 31, 1995, amounted to approximately $196,000 and $445,000, respectively, and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of (SFAS No. 121), in March 1995. Under SFAS No. 121, the Company is required to assess the valuation of its long-lived assets, including cost in excess of net assets acquired, based on the estimated future cash flows to be generated by such assets. The Company is not required to adopt SFAS No. 121 until January 1, 1996. However, management believes that the adoption of SFAS No. 121 will not have a material impact on the Company's financial position or results of operations.

         Other intangibles include the cost of licenses and technologies acquired through the purchase of product rights and licenses during 1995. These intangibles are being amortized over a period of five years. Amortization expense for the year ended December 31, 1995 amounted to $149,246, and is recorded in selling, general and administrative expenses in the Company's consolidated statements of operations.

         On February 28, 1995, the Company entered into a license agreement to license a patent on a low pressure discharge apparatus (a key instrument in the Company's product) with a corporation (Licensor). As consideration for entering into the agreement, the Licensor received $50,000 in cash and a warrant to purchase 160,000 shares of common stock at a price of $.01 per share. The Company ascribed a value to the warrant of $100,000. The former majority stockholder and officer of Tissue also assigned his right to license the technology to the Company, on an exclusive basis, and exchanged his note payable of $100,000 for 600,000 shares of the Company's common stock. The Company has capitalized $450,000 which represents the cash paid plus the value ascribed to the equity consideration given in exchange for the license.

         As part of the formation and organization of PEC and Nexar, the Company agreed to settle a complaint brought against Palomar and the president of Nexar. As part of the settlement, the Company was required to pay $525,000 and agreed to issue warrants to purchase 108,000 shares of the Company's common stock at $5.00 per share. The Company has reflected these amounts as an organizational cost, which is included in intangible assets and is being amortized over four years.


                                      F-13




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENATL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (h)  Net Loss per Common Share

         For the nine months ended December 31, 1994, net loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. For the year ended December 31, 1995, net loss per common share has been computed by dividing net loss, as adjusted for preferred stock dividends, by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are not considered as outstanding, as the result would be antidilutive. The shares of the Company's common stock issued in connection with the business combination with Tissue have been included in the weighted average shares outstanding as of the original date of issuance by Tissue.

         The loss was adjusted by the aggregate amount of accrued by unpaid dividends on the Company's preferred stock as follows during the year ended December 31, 1995:

 Series A Redeemable Convertible Preferred Stock                    $  12,500
 Series B Redeemable Convertible Preferred Stock                       12,500
 Series C Redeemable Convertible Preferred Stock                       12,500
 Series I Class A Redeemable Convertible Preferred Stock               29,910
 Series II Class A Redeemable Convertible Preferred Stock              57,200
                                                                   ----------
                                                                     $124,610
                                                                   ==========

  (i)  Investments

         The fair values for the Company's marketable equity securities are based on quoted market prices. The fair values of nonmarketable equity securities, which represent equity investments in early stage technology companies, are based on the financial information provided by these ventures. The amount that the Company realizes from these investments may differ significantly from the amounts recorded in the accompanying consolidated financial statements.

         The Company accounts for investments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities that the Company has the positive intent and ability to hold to maturity will be reported at amortized cost and are classified as held-to-maturity. There were no held-to-maturity securities as of December 31, 1994 and 1995. Securities purchased to be held for indefinite periods of time and not intended at the time of purchase to be held until maturity are classified as available-for-sale securities. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Realized and unrealized gains and losses relating to trading securities are included currently in the accompanying statements of operations.


                                                                December 31, 1994
                                              ------------------------------------------------------
                                                               Gross         Gross
                                               Amortized    Unrealized     Unrealized       Fair
                                                 Costs         Gain           Loss         Value
                                              ------------  ------------  -------------  -----------
Available-for-Sale:
       Investment in a publicly
       traded company                             $50,000       $--           $--           $50,000
                                              ============  ============  =============  ===========


                                                                December 31, 1995
                                              ------------------------------------------------------
                                                               Gross         Gross
                                               Amortized    Unrealized     Unrealized       Fair
                                                 Costs         Gain           Loss         Value
                                              ------------  ------------  -------------  -----------
Trading Securities:
       Investments in publicly
       traded companies                          $615,842      $137,170         $3,602     $749,410
                                              ============  ============  =============  ===========



                                      F-14




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (i)  Investments (continued)

         During the year ended December 31, 1995, the Company sold its Available-for-Sale Securities in a publicly traded company realizing a gain of $67,500, which is reflected in the accompanying consolidated statement of operations.

  (j)  Deferred Costs

         Deferred costs consisted of the following at December 31, 1994 and 1995:

                                                December 31,
                                       --------------------------------
                                            1994             1995
                                       ---------------   --------------
Prepaid investment banking fees              $727,041         $290,816
Deferred financing costs, net                 176,944          518,304
                                       ---------------   --------------
                                              903,985          809,120
Less-current portion                          436,225          462,787
                                       ---------------   --------------
                                             $467,760         $346,333
                                       ===============   ==============

         On August 19, 1994, the Company entered into an investment services agreement whereby an investment banker would provide merger and acquisition consulting services over a two-year period ending August 1996. In exchange for these services, the Company issued the investment banker 250,000 shares of common stock valued at the fair market value of the Company's common stock at the date of grant. The Company expensed approximately $164,000 and $436,000 of these prepaid fees during the nine months ended December 31, 1994, and year ended December 31, 1995, respectively.

         During the nine months ended December 31, 1994, and year ended December 31, 1995, the Company incurred financing costs related to several issuances of convertible debentures (see Note 4) and bridge notes payables (see below). Deferred financing costs related to convertible debentures totaling $238,333 remained outstanding at December 31, 1995. In addition, during 1995, the Company also issued 60,000 shares of common stock, valued at the fair market of the Company's common stock of $120,00 at the date of grant, for various consulting services to be performed over a five-year period. The Company amortized $12,000 during the year ended December 31, 1995, related to the prepaid fees.

         On December 21, 1995, PEC issued $1,350,000 of bridge notes payable and incurred $175,500 of financing costs. This amount is being amortized over the expected life of the bridge notes. However, it is the Company's intention to repay these notes by December 31, 1996. Accordingly, the unamortized balance of $171,971 at December 31, 1995 has been classified as a current portion of deferred cost in the accompanying consolidated balance sheet.

  (k)  Research and Development Expenses

         The Company charges research and development expenses to operations as incurred.

  (l)  Significant Customers

         For the nine months ended December 31, 1994, one customer accounted for 19.4% of revenues and 30.4% of accounts receivable. For the year ended December 31, 1995, one customer accounted for 10.3% of revenues and 11.2% of accounts receivable. The Company's Dynaco subsidiary conducts business with two suppliers who are critical to the procurement of certain inventory items.

                                      F-15




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (m)  Concentration of Credit Risk

         SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of
Credit Risk, requires disclosures of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not within any geographic area. The Company has issued notes and made investments to various related parties totaling $7,595,532 as of December 31, 1995 (see Note 9). Included in this amount are unsecured loans of $1,988,709 to and for the benefit of a Director of the Company's underwriter. During the year ended December 31, 1995, the Company also made strategic equity investments totaling $1,200,000 in two privately held technology companies. Subsequent to year-end, the Company purchased additional marketable and nonmarketable securities totaling $3,598,525 in several companies and has loaned to or made other investments in certain related entities totaling $5,140,000.

         Also subsequent to year-end, the Company sold $250,653 of its investment in a publicly traded stock classified as a trading security at December 31, 1995, and recognized a gain of $286,256. As of March 26, 1996, the Company also liquidated in the form of cash $5,146,096 of investments and notes receivable made as of and subsequent to December 31, 1995, associated with various related parties as discussed above.

  (n)  Disclosures about Fair Value of Financial Instruments

         SFAS No. 107, Disclosure About Fair Value of Financial Instruments requires disclosure of an estimate of the fair value of certain financial instruments. The fair value of financial instruments pursuant to SFAS No. 107 approximated their carrying values at December 31, 1994 and 1995. Fair values have been determined through information obtained from market sources and management estimates.

  (o)  Reclassifications

         Certain reclassifications have been made to the 1994 consolidated financial statements to conform with the current year's presentation.

(3)  INCOME TAXES

         The Company provides for income taxes under the liability method in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. At December 31, 1995, the Company had available, subject to review and possible adjustment by the Internal Revenue Service, a federal net operating loss carryforward of approximately $18,658,000 to be used to offset future taxable income, if any. This net operating loss carryforward will begin to expire in 2002. The Internal Revenue Code contains provisions that limit the net operating loss carryforwards due to changes in ownership, as defined by the Internal Revenue Code. The Company believes that its net operating loss carryforwards will be limited due to its reorganization in 1991, subsequent stock offerings and the merger with Tissue discussed in Note 1. The Company has not recorded a deferred tax asset for the net operating losses, due to uncertainty relating to the Company's ability to utilize such carryovers.



                      [This space intentionally left blank]


                                      F-16




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(4)  LONG-TERM DEBT

  (a)  Notes Payable


                                                                                                   December 31,     December 31,
                                                                                                       1994             1995
                                                                                                  ---------------  ---------------
Demand notes payable to an officer, repaid in 1995                                                    $  550,000       $  --
7% Note payable, due July 1, 1994                                                                        244,782          244,782
7.4% to 21% Capital lease obligations, monthly principal and interest payments ranging from
     $2,290 to $51,235, maturities ranging from August 1997 to January 1999                            1,411,200        1,393,612
Present value of notes payable, discounted at 8% and due in annual installments of principal and interest of $100,000, $200,000, $200,000 and $100,000 in fiscal 1995, 1996, 1997 and 1998,
     respectively                                                                                        532,727          468,012
Term loan, interest at the bank's prime rate plus 2%, paid in full on January 31, 1995                   601,575          --
Note payable in connection with the Spectrum acquisition,  interest at the prime rate (8.5% at Dec.  31, 1995) plus 1%,  principal  of  $200,000,  $150,000,
     $200,000 and $150,000
     plus interest due in October 1995, April 1996, October 1996 and April 1997, respectively           --                500,000
Bridge notes payable, interest at 10% until March 1996, then prime (8.5% at December 31,
     1995) plus 2%                                                                                      --              1,350,000
Other notes payable, due currently                                                                       273,673           78,672
                                                                                                  ---------------  ---------------
                                                                                                       3,613,957        4,035,078
Less -- current maturities                                                                             1,814,203        2,474,265
                                                                                                  ---------------  ---------------
                                                                                                      $1,799,754       $1,560,813
                                                                                                  ===============  ===============


         The notes payable to an officer were paid in full by the Company in August 1995, with $250,000 in cash and 200,000 shares of the Company's common stock.

         The Company has not made the required payment on the 7% note payable, which was due on July 1, 1994. This is an installment of a deferred purchase price for advanced technology, and the Company is currently negotiating alternative terms. Until the note is fully satisfied, the Company will continue to accrue interest at 7% per annum.

         On December 21, 1995, PEC issued $1,350,000 face value bridge notes payable. The notes bear interest at 10% for the first three months outstanding and, thereafter, at the prime rate (8.5% at December 31, 1995) plus 2%. The notes will be due 18 months after their inception or 10 days following the closing of a public offering of PEC. Payment of principal and accrued interest is guaranteed by the Company. In connection with the bridge financing, PEC issued to the noteholders at nominal value, warrants to purchase up to 240,000 shares of PEC's common stock at $1.20 per share.

         On May 31, 1995, Dynaco's revolving credit and term loan agreement with a bank, which provided Dynaco with a $2,000,000 revolving line of credit and a $750,000 term loan, expired and was replaced by a three-year revolving credit and security agreement with a financial institution. The new agreement provides for the revolving sale of acceptable accounts receivable, as defined in the agreement, with recourse up to a maximum commitment of $3,000,000. As of December 31, 1995, the amount of accounts receivable sold that remained uncollected totaled $1,296,462, net, of related reserves and fees, as defined in the agreement. This amount is classified as a revolving line of credit in the accompanying consolidated balance sheet, as of December 31, 1995. The interest rate on such outstanding amounts is the bank's prime rate (8.5% at December 31, 1995) plus 1.5%, and interest is payable monthly in arrears. The financing is collateralized by the purchased accounts receivable and substantially all of Dynaco's assets.

                                      F-17




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(4)  LONG-TERM DEBT (CONTINUED)

         On August 31, 1995, Spectrum's revolving line of credit with a bank, which provided Spectrum with a $300,000 line of credit, expired. The line of credit has not been replaced.

  (b)  Convertible Debentures

         During the nine months ended December 31, 1994, and the year ended December 31, 1995, the Company issued several series of convertible debentures. The interest on certain of these convertible debentures is forgiven if the debentures are converted before specified dates; otherwise interest is payable on their respective due dates. During 1995, approximately $152,000 of accrued interest was forgiven and is included in additional paid-in capital. The convertible debentures have a conversion price which represents a discount, ranging from 20% to 27% of the Company's common stock at the time of conversion. It has been the Company's policy to discount the convertible debentures using an assumed implicit rate of 15% as a result of the discount conversion feature of the convertible debentures. The Company believes that the intent of the debentureholders is to convert the debentures into common stock at their discounted conversion price. Accordingly, the Company has credited this ascribed value to additional paid-in-capital, and this amount is being amortized to interest expense over the terms of the convertible debentures. During the nine months ended December 31, 1994, and year ended December 31, 1995, the Company recorded $41,668 and $168,393, respectively, of additional interest expense relating to the amortization of the discounts relating to the convertible debentures.

         In addition, the Company has incurred financing costs of $192,500 and $380,000 during the nine months ended December 31, 1994, and the year ended December 31, 1995, respectively, relating to these debentures. Given the debentureholders' intent to convert, these costs have been reflected in deferred costs in the accompanying consolidated balance sheet as of December 31, 1994 and 1995, and are amortized to additional paid-in capital over the term of the related convertible debentures. Any remaining unamortized deferred financing costs are also recorded to additional paid-in-capital upon conversion. During the nine months ended December 31, 1994, and the year ended December 31, 1995, the Company amortized deferred financing costs of $15,556 and $70,583 to additional paid-in capital, respectively. Also, as a result of the conversions of certain convertible debentures during 1995, the Company amortized another $253,158 to additional paid-in capital.

         The following table summarizes the issuance and conversion of the convertible debentures for the nine months ended December 31, 1994 and the year ended December 31, 1995.


                                                           Value
                                                        Ascribed to       Amount Outstanding at       Shares
                                                        Additional            December 31,            Issued
                                          Face           Paid-In      ---------------------------      Upon
Series                                    Value          Capital         1994           1995        Conversion
- -------------------------------------  -------------  --------------  ------------  -------------  -------------
3% Series due September 30, 1996        $   750,000     $   150,000    $  625,000       $  --           370,189
6% Series due November 21, 1997           2,000,000         400,000     1,616,668          --         1,172,132
7% Series due March 31, 2000              1,100,000         350,000       --               --           --
7% Series due July 1, 2000                1,200,000         350,000       --               --           401,549
8% Series due October 26, 1997            1,000,000         199,813       --             819,359        --
                                       -------------  --------------  ------------  -------------  -------------
                                         $6,050,000      $1,449,813    $2,241,668       $819,359      1,943,870
                                       =============  ==============  ============  =============  =============

         During the year ended December 31, 1995, all of the 7% convertible debentures due on March 31, 2000 were redeemed by the Company together with accrued interest. Accordingly, $321,533, representing the unamortized amount credited to additional paid-in capital for the ascribed value of the discount, was reversed.

                                      F-18




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(4)  LONG-TERM DEBT (CONTINUED)

  (b)  Convertible Debentures (continued)

         During 1995, the debentureholders converted the 3%, 6% and 7% series convertible debenture due September 30, 1996, November 21, 1997, and July 1, 2000, respectively. These convertible debentures totaled $2,964,209 with related accrued interest of $126,531 on the dates of conversion.

         In connection with the 6% convertible debentures, each holder is entitled to receive one warrant to purchase common stock of the Company (expiring no later than three years from the date of conversion) for every five shares of common stock of the Company issued, at 150% of the market price, as defined, at the time of conversion. As a result, the Company issued 242,655 warrants to purchase common shares of the Company, during 1995 at stock prices ranging from $3.09 to $3.75. These warrants expire through July 28, 1998.

         Future maturities of other notes payable, capital lease obligations and convertible debentures as of December 31, 1995 are as follows:

                           1996                $2,474,265
                           1997                 2,629,709

                           1998                   649,666
                           1999                    50,797
                                             -------------
                                               $5,804,437
                                             =============


         As of December 31, 1994 and 1995, the Company had $100,000 and $950,000 of convertible debentures that were issued by the Company's subsidiary Tissue. The convertible debentures bear interest at 8% and are due December 1997. The notes are convertible into the Company's common stock, at the holder's option, at prices ranging from $0.35 to $2.43 per share. Upon completion of an initial public offering of the Company, the unpaid principal balance of the notes shall be automatically convert into the Company's common stock. These notes were converted into 813,498 shares of the Company's common shares on May 3, 1996 in connection with the merger of the Company with Palomar.

(5)  STOCKHOLDERS' EQUITY

  (a)  Common Stock Outstanding

         During 1995, the Company pledged 2,860,000 shares of its common stock as collateral for an anticipated $5,000,000 debt financing with Whetstone Ventures Corporation, Inc. ("Whetstone"). Before pledging the shares as collateral, the Company placed a stop transfer on the shares, which prohibited the Company's transfer agent from transferring the shares. The Company received only $400,000 from Whetstone, and the debt financing was canceled before being consummated. The Company demanded return of the escrowed shares that were collateralizing the debt, but was informed that Whetstone, had in turn pledged the shares as collateral to a third party who had loaned money to Whetstone, and the third party refused to return the shares. On March 13, 1996, the Company filed a complaint against the third party demanding return of the shares and obtained a restraining order prohibiting transfer of the shares. On March 22, 1996, the third party agreed to return the shares in exchange for the $400,000 previously received by the Company and an additional $700,000. The Company charged the additional $700,000 to operations during the year ended December 31, 1995. Accordingly, the Company has not considered the shares as outstanding in the accompanying consolidated financial statements. As consideration for the $700,000 paid, the third party assigned a $1,000,000 note receivable from Whetstone to the Company. The Company has fully reserved for this note receivable as its collectibility is not assured.


                                      F-19




                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (b)  Preferred Stock


       The Company is authorized to issue preferred stock as follows:

        Series I Class A Redeemable Convertible Preferred Stock                                    7,000
        Series II Class A Redeemable Convertible Preferred Stock                                   9,000
        Series A Redeemable Convertible Preferred Stock                                            2,500
        Series B Redeemable Convertible Preferred Stock                                            2,500
        Series C Redeemable Convertible Preferred Stock                                            2,500
                                                                                                ---------
                                                                                                  23,500
                                                                                                =========


       As of December 31, 1995, preferred stock consists of the following:

       Redeemable convertible  preferred stock, Series I Class A, $.01 par value
         Authorized - 7,000 shares
         Issued and outstanding - 1,960 shares, liquidation preference of $ 1,989,500             $   20
       Redeemable convertible preferred stock, Series II Class A, $.01 par value
         Authorized - 9,000 shares
         Issued and outstanding - 4,400 shares, liquidation preference of $ 4,456,415                 44
       Redeemable convertible preferred stock, Series A, $.01 par value
         Authorized - 2,500 shares
         Issued and outstanding - 2,500 shares, liquidation preference of $ 2,512,329                 25
       Redeemable convertible preferred stock, Series B, $.01 par value
         Authorized - 2,500 shares
         Issued and outstanding - 2,500 shares, liquidation preference of $ 2,512,329                 25
       Redeemable convertible preferred stock, Series C, $.01 par value
         Authorized - 2,500 shares
         Issued and outstanding - 2,500 shares, liquidation preference of $ 2,512,329                 25
                                                                                                  ------

           Total preferred stock                                                                  $  139
                                                                                                  ======

         SERIES I AND II CLASS A REDEEMABLE CONVERTIBLE PREFERRED STOCK

         Certain Series I and II Class A Redeemable Convertible Preferred Stockholders (Series I and II Preferred Stock) converted 7,435 shares, including accrued dividends of $86,059, into 1,775,691 shares of common stock as of December 31, 1995. The Series I and II Preferred Stock is convertible into shares of common stock at any time after 41 days after issuance, at the lesser of (i) $5.00 or (ii) 80% of the average closing bid price of the common stock over the three preceding trading days. The Series I and II Preferred Stock have a liquidation preference equal to $1,000 per share, plus accrued and unpaid dividends and are entitled to voting rights equal to the number of common shares into which the preferred stock may be converted. The Series I and II Preferred Stock may be redeemed by the Company 120 days after issuance at 100% of redemption value, provided the average closing bid price of the common stock for five consecutive days is greater than $4.50 per share. Dividends on the Series I and II Preferred Stock are payable quarterly at 9% per annum in arrears. Under the terms of the Series I and II Preferred Stock subscription agreements, the use of proceeds is restricted to general working capital purposes.

                                      F-20





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (b)  Preferred Stock (continued)

         SERIES A, B AND C REDEEMABLE CONVERTIBLE PREFERRED STOCK

         The Company is authorized to issue up to 7,500 shares of Series A, B and C Redeemable Convertible Preferred Stock for $1,000 per share. During 1995, the Company issued 7,500 shares, none of which were converted into shares of common stock. The value of each share, including accrued but unpaid dividends and accrued but unpaid interest on the dividends, is convertible into shares of common stock at any time subsequent to 20 days after the underlying common shares are registered. The conversion price is a rate equal to 80% of the mean average closing price of the common stock on the seven preceding trading days, but in no event less than $4.75 or more than $6.50. The conversion price is adjustable for certain antidilutive events, as defined. The Series A, B and C Redeemable Convertible Preferred Stock have a liquidation preference equal to $1,000, plus accrued but unpaid dividends, and accrued but unpaid interest. The Series A, B and C Redeemable Preferred Stockholders do not have any voting rights except on matters effecting the Series A, B and C Redeemable Convertible Preferred Stock. The Company has agreed to register at least 1,452,635 common shares underlying the preferred stock. The preferred stock may be redeemed at any time, at an amount equal to the sum of (a) the amount of the liquidation preference determined as of the applicable redemption date plus (b) $250.00. Dividends are payable at 9% per annum in arrears on February 1, May 1, August 1 and November 1. Dividends not paid on the payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. All of the shares were either converted or redeemed subsequent to year-end (See Note 13).

  (c)  Treasury Stock

         During 1995, PEC acquired 200,000 shares of the Company's common stock at a cost of $1,211,757 and placed them in treasury for use in a contemplated PEC stock option plan.

  (d)  Stock Option Plans

     The Company has 1991, 1993 and 1995 Stock Option Plans (the "Plans") that provide for a maximum of 350,000, 500,000 and 1,000,000 shares of common stock, respectively, which may be issued as incentive stock options (ISOs) or nonqualified options. Under the terms of the Plans, ISOs may not be granted at less than the fair market value on the date of grant (and in no event less than par value), provided that ISO grants to holders of 10% of the combined voting power of all classes of Company stock must be granted at an exercise price of not less than 110% of the fair market value at the date of grant. Pursuant to the plans, options are exercisable at varying dates, as determined by the Board of Directors, and have terms not to exceed 10 years (five years for 10% or greater stockholders). The Board of Directors, at the request of the optionee, may, in its discretion, convert the optionee's ISOs into nonqualified options at any time prior to the expiration of such ISOs.

     During 1995, the Company granted options to purchase 324,235 shares of the Company's common stock at prices ranging from $0.40 to $0.81 per share. These options were not granted pursuant to the above mentioned plans. These options were exercised on May 3, 1996 in connection with the merger with Tissue as discussed in Note 1.



                      [This space intentionally left blank]



                                      F-21





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (d)  Stock Option Plans (continued)

         The following table summarizes stock option activity:


                                                                          Number of             Exercise
                                                                           Options            Price Range
                                                                         ------------        ---------------
             Options Outstanding, March 31, 1994                             316,000            $1.00-$3.50
                             Options Granted                                 734,000                   2.38
                             Options Canceled                                (2,500)                   3.50
                                                                         ------------        ---------------
             Options Outstanding, December 31, 1994                        1,047,500              1.00-3.50
                             Options Granted                                 820,235              0.40-3.00
                             Options Exercised                             (285,000)              1.00-3.50
                             Options Canceled                               (75,000)                  2.375
                                                                         ------------        ---------------
             Options Outstanding, December 31, 1995                        1,507,735            $0.40-$3.50
                                                                         ============        ===============
             Options Exercisable as of December 31, 1995                   1,494,735            $0.40-$3.50
                                                                         ============        ===============
             Options Available for future issuances under the plans
                             as of December 31, 1995                         281,500
                                                                         ============

         Subsequent to year-end, the Company issued options to purchase 150,000 shares of Common Stock at $6.15 per share to two individuals. Certain individuals also exercised stock options to purchase 78,000 shares of common stock at prices ranging from $2.00 to $3.50. The total proceeds received by the Company were $185,250.

         In 1993, the Company issued to certain officers of Star five-year nonqualified stock options to purchase up to an aggregate of 100,000 shares of the Company's common stock at an exercise price of $1.78 (50% of the fair market value of the Company's common stock on July 1, 1993). The Company recorded the stock option issuance as deferred compensation, which was amortized to expense during the nine months ended December 31, 1994.

         In addition to the Company's plans, Star has established a stock option plan which provides for the issuance of both nonqualified and incentive stock options. Under this plan, Star has granted options to an employee to purchase 2,000 shares and granted options to two officers/stockholders to purchase 15,000 shares each of Star's common stock at a price of $5.00 per share. Also under this plan, Star has granted an employee of Star options to purchase 15,000 and 50,000 shares at $5.00 and $2.50 per share, respectively, during the nine months ended December 31, 1994. The Company has recorded compensation expense on these latter options of $125,000, which represents the excess of the fair value over the exercise price of these options. All options granted under the Star stock option plan vest 100% six months from the date of grant. Subsequent to year-end, Star granted stock options to purchase 120,000 shares of Common Stock at $6.00 per share.

         PEC has also established a stock option plan, which provides for the issuance of both nonqualified and ISO's. On December 1, 1995, PEC granted stock options to purchase 1,590,000 shares of PEC common stock for $.30 per share, the fair value of PEC's common stock, as determined by PEC's Board of Directors. Of the total stock options granted, 1,230,000 vested immediately, and the balance vest over a four-year period. In connection with the approval and formation of the PEC Stock Option Plan, the Company canceled and rescinded stock options to purchase 10,000 and 300,000 shares of common stock in Dynaco and Nexar, respectively.




                                      F-22





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (e)  Warrants

         During fiscal 1991 and 1992, the Company issued to certain former noteholders warrants to purchase 294,997 shares of the Company's common stock ranging from $.60 to $1.00 per share. The warrants expire five years from the date of issuance. During December 1994, certain bridge warrantholders exercised their warrants to purchase 25,000 shares of common stock. In January and February 1995, certain bridge warrantholders exercised their warrants to purchase 164,248 shares of common stock.

         In November 1992, the Company issued five-year warrants, valued at $2,700, to purchase an aggregate of 15,000 shares of the Company's common stock at an exercise price of $1.00 per share.

         During October 1994, the Company issued to certain investment bankers and consultants warrants to purchase a total of 625,000 shares of common stock at exercise prices ranging from $2.00 to $3.50 per share, expiring in October 1997. Upon issuance of these warrants, the Company recorded compensation expense of approximately $151,000, which represents the excess of the fair value over the exercise price of certain shares of common stock underlying the warrants.

         In connection with the Company's initial public offering, the Company issued 1,782,000 warrants to purchase one share of common stock at a price of $6.00 per share, subject to antidilutive adjustments, as defined. The Company has the right to redeem these warrants at $.05 per warrant. On January 5, 1995, the Company announced its intention to redeem the common stock purchase warrants issued as part of the Company's initial public offering. Each warrant (as adjusted for dilutive events) entitled the holder the right to purchase 1.57 shares of common stock at a price of $3.19 per share. Through February 10, 1995, the date the warrant call ended, certain warrantholders exercised such warrants to purchase a total of 1,852,012 shares of common stock. The remaining unexercised warrants to purchase 590,609 shares were redeemed by the Company for $29,530. As a result of these warrant exercises, the Company received cash proceeds totaling $1,286,931 and received demand promissory notes in the total principal amount of $4,633,975 with interest at 7.75% per annum. In September 1995, $3,694,840 of the notes was repaid.

         The remaining balance of $939,135 relates to warrants exercised by a director of the Company's underwriter. In addition, on May 12, 1995, this director exercised warrants to purchase a total of 200,000 shares of the Company's common stock. The Company received another demand promissory note in the principal amount of $1,049,574 with interest at 7.75% per annum. These promissory notes are unsecured and there are no restrictions on transfer or sale of the shares of common stock received in connection with the exercise of these warrants.

         During 1995, the Company issued to certain investment bankers, consultants (including related parties to the Company - see Note 9), directors, noteholders and officers, warrants to purchase a total of 4,400,155 shares of common stock at exercise prices ranging from $1.25 to $7.50 per share, with expirations ranging from April 1998 to August 2000. In addition, during 1995, the Company also issued warrants totaling 82,500 at an exercise price of $1.25 to certain investment bankers. The warrants to purchase 82,500 shares were issued below the fair market value of the Company's common stock at the date of grant. Accordingly, the Company charged $95,370 to business development and other financing costs in the accompanying consolidated statement of operation for the year ended December 31, 1995.

         In January 1995, the Company issued a warrant to purchase 160,000 shares of the Company's Common Stock at $0.01 per share in connection with a license agreement. See Note 2(g). This warrant was exercised on May 3, 1996, in connection with Tissue, as discussed in Note 1.

         Subsequent to year-end, the Company issued warrants to purchase 2,369,319 shares of the Company's common stock at prices ranging from $4.80 to $8.00 per share. In addition, certain warrantholders also exercised warrants to


                                      F-23





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (e)  Warrants (continued)

purchase 1,513,328 shares of common stock at prices ranging from $0.60 to $3.75. The Company received total proceeds of $4,575,205. The following table summarizes warrant activity for the nine months ended December 31, 1994, and the year ended December 31, 1995.

                                                                           Number of
                                                                       Shares Underlying               Exercise
                                                                           Warrants                      Price
                                                                     ----------------------         ----------------
            Warrants Outstanding, March 31, 1994                                 3,646,997          $  .60 - $15.00
                         Warrants Granted                                          625,000            2.00 -   3.50
                         Warrants Exercised                                       (25,000)             .80 -   1.00
                                                                     ----------------------         ----------------
            Warrants Outstanding, December 31, 1994                              4,246,997             .60 -  15.00
                         Warrants Granted                                        4,470,167            1.25 -   7.50
                         Warrants Exercised                                    (2,840,093)             .60 -   5.00
                                                                     ----------------------         ----------------
            Warrants Outstanding, December 31, 1995                              5,877,071          $  .60 - $15.00
                                                                     ======================         ================

  (f)  Reserved Shares

         At December 31, 1995, the Company has reserved shares of its common stock for the following:

                                                          December 31,
                                                              1995
                                                         ---------------
             Convertible debentures                           1,003,251
             Stock option plans                               1,789,235
             Warrants                                         6,037,071
             Employee 401(k) plan                               300,000
             Preferred stock                                  3,402,242
                                                         ---------------
                                   Total                     12,531,799
                                                         ===============

         Subsequent to year-end 3,890,781 shares of common stock were issued in connection with certain of the items above. In addition, 3,810,652 shares were reserved relating to the common stock pursuant to Series D convertible Preferred Stock, and other stock purchase warrants (See Note 13).

  (g)  Restricted Stock Issuances

         In October 1994, the Company issued to certain officers, directors and consultants a total of 400,000 shares of common stock at no cost. In addition, the Company issued to a consultant 25,000 shares of common stock at no cost, subject to certain restrictions, as defined, through October 1, 1996. Upon issuance of all these shares, the Company recorded compensation expense of approximately $876,000, representing the fair value of the stock on the date of grant.

  (h)  Stock Issued in Lieu of Payment

         In August 1995, the Company issued to an officer of Dynaco a total of 200,000 shares of common stock in lieu of two demand promissory notes totaling $355,000 (see Note 9).

                                      F-24





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(5)  STOCKHOLDERS' EQUITY (CONTINUED)

  (h)  Stock Issued in Lieu of Payment (continued)

         In connection with the organization of CD Titles and purchase of CDRP, Inc. (see Note 1), certain related parties of the officers of the Company and Dynaco loaned CD Titles $300,000. On October 27, 1995, the Company agreed to issue common stock at a 35% discount to these individual noteholders, (as well as the remaining noteholders in CD Titles), in lieu of payment on the related promissory notes. The related parties received 128,572 shares of the Company's common stock in satisfaction of the notes payable and accrued interest totaling approximately $397,000.

         In addition, in connection with the issuance of the Series I and II Preferred Stock, the Company issued to an investment banker 300,000 shares of common stock as a placement fee, with a value of $1,782,000. This amount was reflected as a reduction in the gross proceeds received from the sale of the Series I and II Preferred Stock.

         During the year ended December 31, 1995, the Company issued 167,676 shares of its common stock for investment banking, merger and acquisition services, with a fair market value of $421,500. The Company included $398,250 of this amount in deferred costs, as the shares were issued in connection with the convertible debenture financings and other prepaid investment banking services (See Note 2(k)). The remaining amount was expensed to and included in business development and other financing costs.

         During the nine months ended December 31, 1994, the Company issued a total of 32,160 shares of common stock for investment banking, merger and acquisition consulting services and recorded a corresponding charge to business development and financing expenses of $105,000.

         In December 1994, 60,000 shares of common stock were issued to an affiliated company, whose director is also an officer and director of the Company, in exchange for the right of first refusal, to develop and provide to the Company certain technology. The Company charged $210,000 to expense, which represented the fair value of the Company's common stock.

(6)  RESEARCH & PRODUCT DEVELOPMENT AGREEMENTS

         The Company has signed an agreement to provide a research grant to Dr. Kenton W. Gregory of the Heart Institute to sponsor investigations and development of laser applications, advanced delivery systems and disposable products. The Company will provide up to $450,000, over a three-year period ending January 1996, in support of the Heart Institute's catheter development program. The agreement will provide the Company with shared ownership rights or the right of first refusal to exclusive worldwide licenses to sell and market any products developed under this agreement. The Company has recorded $90,000 and $150,000 of research and development expenses for the nine months ended December 31, 1994, and the year ended December 31, 1995, respectively, in connection with this agreement. As of December 31, 1995, the Company has a liability of $180,000 recorded in the accompanying consolidated balance sheets in connection with this agreement.

         The Company has signed an agreement with the New England Medical Center and Dr. Stanley M. Shapshay to provide a research grant and to sponsor investigations and development of laser applications, advanced delivery systems and disposable products in the agreed-upon medical applications. The Company also agreed to provide a total of $150,000 over a one-year period, of which $50,000 was paid in the form of laser hardware. The parties have reached an understanding that the Company will obtain ownership rights or the right of first refusal to exclusive worldwide licenses to sell and market any products developed with the grant funding. In August 1994, this agreement was amended to support animal testing with one of the Company's diode lasers in connection with performing tonsillectomies. On August 24, 1994, the Company


                                      F-25





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(6)  RESEARCH & PRODUCT DEVELOPMENT AGREEMENTS (CONTINUED)

amended this agreement with NEMC. Under the amended agreement, the Company will provide an additional $61,500 tofund this additional research. The Company recorded approximately $110,000 and $95,000 of research and development expenses for the nine months ended December 31, 1994, and for the year ended December 31, 1995, respectively, in connection with this agreement.

         The Company's Star subsidiary has an agreement with the Massachusetts General Hospital ("MGH"), who has agreed to conduct a clinical study of the diode array laser device furnished by Star. MGH will furnish Star with the data resulting from the study in signed case report forms within two weeks after completion of each case. Star shall have the unrestricted right to use such data, but only to the extent that subjects' consents have been obtained. The total research grant is $80,000, which is payable by Star to MGH as certain milestones, as defined, are achieved. Star recorded $15,000 and $10,000 of research and development expenses for the nine months ended December 31, 1994, and year ended December 31, 1995, respectively, in connection with this agreement.

         The Company's Star subsidiary has an agreement with the Regents of the University of California (the "Regents"), effective October 24, 1994, for a five-year term. The Regents granted Star a U.S. nontransferable, limited-term, nonexclusive royalty-bearing license under the Regents' patent rights to make, use and sell licensed products, as described below. As consideration for this license, Star shall pay to the Regents royalties on sales of licensed products. The royalty payment shall be the greater of 4% of the net selling price of the component products, as defined, or 1% of the net selling price of an integrated system, as defined. Royalties begin to accrue on July 1, 1996, or when cumulative gross sales reach $1,000,000; whichever occurs first. Minimum annual royalty payments due under the agreement if Star does not achieve gross sales of $1,000,000 by July 1, 1996 range from $10,000 to $25,000 beginning July 1, 1997.

         The Company entered into a multiyear agreement with the MGH effective August 18, 1995, whereby MGH agreed to conduct clinical trials on a laser treatment for hair removal/reduction, invented by Dr. R. Rox Anderson, Wellman Laboratories of Photomedicine, MGH. MGH will provide the Company with data previously generated by Dr. Anderson, further clinical research on the ruby laser device at MGH and other sites, and remit ownership of all case report forms and data resulting from the study. The Company will have 60 days subsequent to completion of the study in order to express a desire to patent any resulting invention at the Company's expense. The Company is obligated to fund the clinical research obligation of $917,000 and pay a license fee of $250,000 over the term of the contract, until completion of the studies which is anticipated to be two years from the effective date unless amended or terminated. A total of $287,000 has been incurred through December 31, 1995.

         During 1995, the Company expensed approximately $177,000 representing the cost of research and development and capitalized approximately $50,000 as a license fee, which is being amortized over five years. In addition, subsequent to year-end, the Company paid the remaining $200,000 for the license fee. The Company has agreed to enter into a worldwide exclusive license agreement with MGH upon completion of a valid product or service, or new uses (not related solely to hair removal) based on the findings of the clinical studies. As consideration for this license, the Company is obligated to pay to MGH, royalties of 5% of net revenues of products/services covered by valid patent licensed to the Company exclusively; 2.5% of net revenues of products/services covered by valid patent licensed to the Company nonexclusively; 1.25% of net revenues of products developed and exploited, not covered above and no less than 2.5% on the sale of any other laser using other technology as defined for the use of hair removal.

(7)  SEGMENT INFORMATION

         The Company has two operating business groups, medical products and electronics products. All of the operations of Dynaco, Nexar, PEC and their subsidiaries are reported below as the Electronics Products Group. All other operations are focused in the areas of cardiology and dermatology, which are included in the Medical Products Group. Information with respect to industry segments are set forth as follows:

                                      F-26





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(7)  SEGMENT INFORMATION (CONTINUED)

                                                        As of and for the nine months ended December 31, 1994
                                                          Electronic          Medical
                                                           Products          Products             Total
                                                      ----------------------------------------------------------
                    Operating Revenues                       $12,958,367          $100,156          $13,058,523
                    Operating Income\Loss                       $497,728      $(5,822,985)         $(5,325,257)
                    Identifiable Assets                       $8,582,303        $5,036,685          $13,618,988
                    Depreciation and Amortization               $552,176           $58,209             $610,385
                    Capital Expenditures                        $363,092          $286,769             $649,861



                                                          As of and for the year ended December 31, 1995
                                                          Electronic          Medical
                                                           Products          Products             Total
                                                      ----------------------------------------------------------
                    Operating Revenues                       $16,296,224        $5,610,280          $21,906,504
                    Operating Loss                          $(3,700,665)      $(8,794,908)        $(12,495,573)
                    Identifiable Assets                      $17,048,106       $24,822,054          $41,870,160
                    Depreciation and Amortization               $881,530          $944,143           $1,825,673
                    Capital Expenditures                        $540,725          $908,062           $1,448,787

(8)  ACCRUED EXPENSES

         Accrued expenses consist of the following:


                                             December 31,         December 31,
                                                 1994                 1995
                                            ----------------     ---------------
         Payroll and consulting costs              $633,878            $852,793
         Professional fees                          206,527             914,935
         Settlement costs                         --                    700,000
         Other                                      564,327           2,165,829
                                            ----------------     ---------------
             Total                               $1,404,732          $4,633,557
                                            ================     ===============

(9)  RELATED PARTY TRANSACTIONS

         Included in current assets at December 31, 1995 is $4,406,823 of notes receivable and investments from various officers and related entities. It is reasonably possible that the Company's estimate that it will collect these receivables with in one year will change in the near term.

         Notes payable to an officer (see Note 4) consisted of two notes due on demand. One note beared interest at 7%, the other note beared interest at 10% until December 31, 1994, and at prime plus 1% thereafter. Both notes were repaid in August 1995 in the form of $250,000 in cash and 200,000 shares of the Company's common stock.

         Dynaco leases its Tempe, Arizona, facility from a partnership consisting of the Chief Executive Officer and Chief Operating Officer of Dynaco. The Company also has certain capital leases which are personally guaranteed by an officer.

         The Company has a $500,000 note payable to an officer of Spectrum in connection with the acquisition of Spectrum (see Notes 1 and 4).

         The Company's lease for its manufacturing facility for Tissue is guaranteed by an officer of Tissue.

                                      F-27





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9)  RELATED PARTY TRANSACTIONS (CONTINUED)

         The Board of Directors have established a corporate loan policy under which loans may be granted to certain officers/stockholders/directors of the Company for amounts up to an aggregate of $800,000. All of such loans must be collateralized by certain stockholdings of these individuals, as defined. At December 31, 1994 and 1995, $183,813 and $383,198, respectively, with interest at the rate of 7% per annum, was outstanding to certain officers/stockholders/directors under the corporate loan policy.

         At December 31, 1995, the Company had loans receivable of $90,000 and $400,000 from two officers of Dynaco, which are evidenced by promissory notes due June 29, 1996, and March 24, 1996, respectively, with interest at the rate of 8% and the prime rate per annum, respectively. The $400,000 loan receivable is collateralized with a certain amount of vested stock options in the Company owned by the officer with a market price in excess of the exercise price. As defined in the agreement, 100% of the then outstanding principal and accrued but unpaid interest must never be below the sum of the excess of the market price over the exercise price of the unexercised vested stock options. At December 31, 1995, the Company had an additional loan receivable for $75,000 from an officer of Dynaco, which is evidenced by a demand promissory note and bears interest at 7%.

         At December 31, 1995, the Company had notes receivable for $3,150,000 from an affiliated company. The Company's chairman and CEO personally owns 35% of the affiliated Company. The notes receivable are evidenced by a $3,000,000 promissory note receivable and a $150,000 promissory note receivable, both with interest at the rate of 10% per annum. The $3,000,000 note shall be prepaid by October 1, 1996, with principal and interest, under the provisions of the note, or the Company shall be remedied as defined. The $150,000 note is due December 31, 1996, with 10% interest per annum. In connection with the loan receivable, the Company received a warrant in the affiliated company to purchase 250,000 shares of its common stock at $1.50 per share. In addition, if the $3,000,000 note is not paid by October 1, 1996, or January 31, 1997, the Company will receive a warrant to purchase 250,000 and 150,000 shares, respectively, of the affiliate's common stock at $1.50 per share.

         The Company's notes are subordinate to a senior creditor of the affiliate. An officer\director and certain stockholders, owning an aggregate of 81% of this affiliate, have pledged their common stock holdings as collateral for these notes receivable. The $3,000,000 note has automatic conversion rights to preferred stock in the affiliate if the note is not paid by its due date.

         During the year ended December 31, 1995, the Company received 41,000 shares of a publicly traded company, with a value of $297,250, as partial payment for a loan to the Company's CEO. An officer/director of the publicly-traded Company is also a director of Palomar Medical Technologies, Inc. Subsequent to year end, the Company purchased $1,400,000 of manufacturing equipment on behalf of the publicly traded company and has entered into an operating lease agreement to rent this equipment to the publicly traded company. The Company has charged this related party $100,000 as a commitment fee.

         As discussed in Note 2(m), the Company has a $500,000 equity investment in a privately held technology company. A director of the Company's underwriter, H.J. Meyers is also a director of the investee company. In addition, through December 31, 1995, the Company loaned this director unsecured notes totaling $1,988,709 in connection with the exercise of stock warrants (see Note 5(e)). Subsequent to year end, the Company loaned this director an additional unsecured note totaling of $1,062,500 in connection with the exercise of stock warrants. The notes bear interest at 7.75% per annum and are due on demand. The Company has also loaned this director, $500,000 subsequent to year-end, under the same terms as the notes described above. This director repaid $2,146,096 of these notes on March 26, 1996.

         The Company loaned $700,000 in the form of a note receivable, bearing interest at 10% per annum, and due April 1996, to a company owned by a director of PEC and Dynaco. Subsequent to year-end, the Company loaned an additional $3,200,000 to this company.

                                      F-28





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(9)  RELATED PARTY TRANSACTIONS (CONTINUED)

         Two of the minority investors in CD Titles are related parties to officers of the Company and its subsidiaries. These minority investors loaned $300,000 to CD Titles in connection with its formation and the purchase of CDRP, Inc., and received 128,572 shares of common stock of the Company, in satisfaction of this loan, on October 30, 1995.

         During the year ended December 31, 1995, the Company granted to its officers and directors warrants to purchase 900,000 shares of the Company's common stock, at prices ranging from $2.00 - $2.125, and expiring five years from the date of grant. These warrants were issued at the fair market value on the date of grant. In addition, subsequent to year-end, the Company issued to these individuals, warrants to purchase 1,000,000 shares of the Company's common stock, at prices ranging from $6.750 to $7.690, and expiring five years from the date of grant.

         On February 22, 1996, the Company entered into an agreement with a former director of Star, whereby the Company issued this director warrants to purchase 50,000 shares of the Company's common stock at $7.00 per share. In addition, the Company also agreed to pay this director $50,000.

         The Company has various consulting agreements with directors and officers of the Company (see Note 11).

(10)  401(K) PROFIT SHARING PLAN

         On December 21, 1994, the Company established a 401(k) profit sharing plan (the "Plan"), effective January 1, 1995, which covers substantially all employees who have satisfied a six-month service requirement and have attained the age of 18. Employees may contribute up to 15% of their salary, as defined, subject to restrictions defined by the Internal Revenue Service. The Company is obligated to make a matching contribution, in the form of the Company's common stock, of 50% of all employee contributions effective January 1, 1995. The Company contributions vest over a three-year period.

         On March 25, 1996, the Company issued 45,885 shares of its common stock to the Plan in satisfaction of its $160,595 employer match of the 1995 employee contributions.

(11)  COMMITMENTS AND CONTINGENCIES

  (a) Operating Leases

         The Company has entered into various operating leases for its corporate office, research facilities and manufacturing operations. These leases have monthly rents ranging from approximately $1,600 to $27,500, adjusted annually for certain other costs such as inflation, taxes and utilities. The Company also leases certain automobiles under operating leases expiring through March 1996. The Company guarantees certain subsidiaries' operating leases.

Future minimum payments under all leases at December 31, 1995 are as follows:

           December 31,
           1996                                              $804,291
           1997                                               706,857
           1998                                               665,325
           1999                                               560,356
           2000                                               500,426
           Thereafter                                         691,000
                                                         -------------
                                                            $3,928,255
                                                         =============


                                      F-29





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(11)  COMMITMENTS AND CONTINGENCIES (CONTINUED)

  (a) Operating Leases (continued)

         Rental expense related to all operating leases was approximately $468,000 and $695,000 for the nine months ended December 31, 1994, and year ended December 31, 1995, respectively.

  (b) Royalties

         The Company may be required to pay certain officers/stockholders of Star royalties of 5%, up to an aggregate, not to exceed $1,500,000, based on future product sales for a period of no longer than seven years from the acquisition date, July 1, 1993, if certain sales and gross profit levels of Star are achieved.

         The Company is required to pay a royalty of 5% of "net laser sales", as defined, under a royalty agreement. For the year ended December 31, 1995, approximately $167,000 was incurred under this agreement.

         The Company has also agreed to make contingent royalty payment to a former stockholder in the amount of 1.7% of net laser sales. For the nine months ended December 31, 1994, and the year ended December 31, 1995, no amounts were incurred under this agreement.

         The Company's Nexar subsidiary is required to pay a royalty payment on each unit sold, as defined, as consideration for a certain license agreement. The term of the agreement is for five years renewable for an additional five-year period at the option of Nexar. For the year ended December 31, 1995, no amounts were incurred under this agreement.

         In connection with the formation of Dynamem, the Company entered into a license agreement with the 20% minority shareholder of Dynamem to license a patent on a foldable electronic assembly module on an exclusive basis. The license agreement gives Dynamem the right to manufacture, sell and use the foldable electronic assembly module for a royalty, payable to the minority shareholder of Dynamem, equal to 2% of net sales proceeds, as defined in the license agreement. The license agreement expires upon expiration of the patent, and royalties are guaranteed by Dynaco. For the year ended December 31, 1995, no amounts were incurred under this agreement.

         On August 1, 1995, Nexar entered into a license agreement with Technovation Computer Lab Inc. ("Licensor"). The Licensor is controlled by two officers of Nexar. The license agreement gives Nexar the right to manufacture, sell and use a system designed by the Licensor which allows external replacement of CPU boards. In exchange for these rights, Nexar will pay a royalty on each unit sold, as defined. The term of the agreement is for five years, renewable for an additional five-year period at the option of Nexar. For the year ended December 31, 1995, no amounts were incurred under this agreement.

         Tissue has a license agreement that gives the Company the right to manufacture, sell and use certain technology in exchange for a royalty equal to 3% of net income, as defined in the license agreement. Royalty expense for the year ended December 31, 1995, was immaterial to the Company's operations.

  (c) Incentive Compensation Plans

         The Company has implemented incentive compensation plans for Dynaco and ICP effective for fiscal 1996. Under the Dynaco plan, all Dynaco employees meeting certain conditions are eligible for a bonus in the event that net profits before taxes in any quarter exceed 3% of sales for that quarter. Bonuses will be based on a percentage of base salary, and increase ratably with the excess of net profits before taxes over 3% of sales. Under the ICP plan, 25% of net profits in excess of 10% of sales will be allocated among eligible full-time ICP employees, based on base salary.

                                      F-30





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(11)  COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c) Incentive Compensation Plans (continued)

         In addition, certain commission and bonus agreements are in effect for various Dynaco, ICP, Dynamem and ICT salespersons based on sales, net profits before taxes and sales orders booked.

  (d) Consulting Agreements

         On January 1, 1994, the Company entered into consulting agreements with the Company's Treasurer and Chief Executive Officer ("CEO"), respectively, pursuant to which they provide certain financial management and consulting services for a monthly fee of $4,000 and $8,500 each, respectively, until December 31, 1995. The consulting agreement with the CEO was terminated on
January 1, 1995, and replaced with a two-year employment agreement. The consultant agreement with the Treasurer was terminated on June 1, 1995 and replaced with a two-year consulting agreement with a minimum monthly fee of $7,000. During the nine months ended December 31, 1994, and year ended December 31, 1995, the Company incurred an aggregate of $112,500 and $124,300, respectively, in consulting expenses relating to these agreements.

         The Company has a consulting agreement with a stockholder, which provides that the stockholder be paid an hourly rate for services provided. On October 1, 1994, this agreement with the stockholder was terminated and replaced with a two-year consulting agreement for a monthly fee of $2,000. During the nine months ended December 31, 1994, and year ended December 31, 1995, the Company incurred $13,187 and $24,000, respectively, under these agreements, of which $6,000 remained unpaid at December 31, 1995.

         On January 1, 1996, the Company entered into a consulting agreement with a business owned by a director of Dynaco and PEC, for certain business development and consulting services for a monthly fee of $10,000 until December 1997. During the year ended December 31, 1995, the Company incurred an aggregate of $60,000 in consulting expenses with this director.

         On February 1, 1995, the Company entered into a consulting agreement with an individual. Under the terms of this agreement, the Company is required to pay a monthly retainer of $10,000 plus up to $5,000 in expenses. In addition, this individual will receive 5% of certain revenues and a per unit fee for sales generated by Nexar in the Middle East, as defined.

         On August 1, 1995, the Company entered into a consulting agreement with an individual pursuant to which the individual provides certain business development and consulting services for a monthly fee of $10,000 until July 31, 1996. During the year ended December 31, 1995, the Company incurred an aggregate of $50,000 in consulting expenses relating to this agreement, of which $10,000 remained unpaid at December 31, 1995. In addition, the Company issued warrants to purchase 1,500,000 common shares of the Company's common stock at $2.25, the fair market value on the date of issuance. These warrants vest quarterly through July 31, 1996.

         On October 31, 1995, the Company entered into a consulting agreement with a business broker to assist the Company in merger and acquisitions. As part of the agreement, the Company is required to pay a $5,000 monthly retainer for a one-year period. The Company is also required to pay the broker a fee ranging from 1.25% to 5%, as defined, based on the total consideration paid by the Company for an acquisition. In no event will the fee be less than $50,000.


                                      F-31





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(11)  COMMITMENTS AND CONTINGENCIES (CONTINUED)

  (d) Consulting Agreements (continued)

         On December 15, 1995, the Company entered into a three-year consulting agreement, pursuant to which the consultant is to provide business and financial consulting services for a fee of $180,000, which is prepaid in equal installments of $15,000 per month over the first 12 months of the agreement. Under the terms of this agreement, this consultant also received warrants to purchase 225,000 shares of the Company's common stock at $4.00 per share, the fair market value on the date of issuance.

         On January 1, 1996, the Company entered into a consulting agreement with a strategic investment banking and financial services company. Under the terms of this agreement, the Company is required to pay $5,000 monthly. In addition, on February 7, 1996, the Company granted two individuals, who are employees at this company, 150,000 warrants to purchase shares of common stock at $7.69, the fair market value on the date of issuance. These stock options vest based on milestones defined in the agreement.

  (e) Escrowed Shares

         In connection with the Company's initial public offering in December 1992, certain officers/stockholders placed an aggregate of 500,000 shares of common stock in escrow. The shares were to be released from escrow 10 years from the date of the offering, or earlier upon the achievement of a minimum income per share or a minimum stock price, as defined. These shares have been considered outstanding for purposes of calculating net loss per share for the nine months ended December 31, 1994 and for the year ended December 31, 1995. Subsequent to year-end, the Company achieved the milestones, as defined and the shares were released from escrow.

  (f) Government Contracts

         The Company, like other companies doing business with the U.S. government, is subject to routine audit and, in certain circumstances, inquiry, review or investigation by U.S. government agencies for its compliance with government procurement policies and practices. Based on government procurement regulations, under certain circumstances, a contractor violating or not complying with procurement regulations can be subject to legal or administrative proceedings, including fines and penalties, as well as be suspension or debarrment from contracting with the government. The Company's policy has been, and continues to be, to conduct its activities in compliance with all applicable rules and regulations.

         Certain Star common stockholders have pro rata co-sale rights for any proposed sales by the Company of Star's common stock. After July 1, 1996, if the Company has 25% or more of the then outstanding Star equity, certain of Star's stockholders shall have the right to exchange their Star shares into the company's common stock at an exchange rate determined by the fair market value of the respective shares.

  (h)  Contingency

         Subsequent to year-end, the Company received notification of a complaint from an investment banking firm seeking damages of approximately $2,562,500 for the Company's failure to issue warrants to purchase 250,000 shares of the Company's common stock at $2.50 per share. Management believes that this suit is without merit, as no services were performed by this investment banking firm. The Company intends to contest this suit vigorously. Management believes this claim will not have a material adverse effect on the Company's consolidated financial position or results of operations.


                                      F-32





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(11)  COMMITMENTS AND CONTINGENCIES (CONTINUED)

  (i) Letter of Credit

         PEC has a $500,000 irrevocable letter of credit outstanding with a bank to secure payment to a vendor.

(12)  Employment Agreements

         Dynamem entered into an employment agreement on September 29, 1995, with its minority shareholder to serve as President and director of Dynamem for a period of five years. At the end of five years from the date of employment, the minority shareholder will have the option to sell 75% of his outstanding shares of Dynamem to PEC at a price equal to 10 times the average net income of Dynamem for the preceding 48-month period. A portion (35%) of the payment will be made in the Company's common stock, with the balance to be paid in cash. The minority shareholder also has the option to increase the percentage of the payment to be paid in common shares of the Company. Dynaco has also guaranteed the compensation due the President under this agreement. The Company is accounting for the option related to the restricted stock in the subsidiary in accordance with Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FASB No. 28). Accordingly, compensation is measured annually based on the increase in value of the subsidiary. Total compensation has been insignificant to date. In the event of a public offering of Dynamem, the minority shareholder/officer has certain registration rights as defined in the employment agreement.

(13)  SUBSEQUENT EVENTS

  (a) Tissue Technologies, Inc.

         On February 9, 1996, the Company signed a Purchase and Sale Agreement with the stockholders of Tissue Technologies, Inc. ("Tissue Technologies") to acquire 100% of Tissue Technologies' outstanding stock. The purchase price consists of the number of shares of the Company's common stock which equals $20 million divided by the lesser of (1) $6.25 or (2) the average closing "ask" price for the Company for the 10 trading days immediately prior to the closing, as quoted on the NASDAQ stock market, divided by the total number of shares of common stock outstanding immediately before the effective date. This acquisition closed on May 3, 1996, and the Company is accounting for this acquisition as a pooling-of-interest in accordance with Accounting Principles Board Opinion No.
16. Tissue Technologies is engaged in the manufacture, marketing and sales of C02 laser systems used in skin resurfacing.

  (b) Equity Transactions

         On February 1, 1996, the Company issued 365,533 shares of Common Stock and warrants to purchase 182,766 shares of Common Stock at $5.00 per share in a private placement for net proceeds of $1,530,776. Under the terms of the private placement agreement, the Company can only use the proceeds to finance the development and premarketing activities of certain products.

         Subsequent to year-end, all of the outstanding Series I and II Preferred shares (including accrued dividends of $110,689) were converted into 1,527,242 shares of the Company's common stock. In addition 5,000 shares of Series A and B Redeemable Convertible Preferred Stock (including accrued dividends of $125,625) were converted into 788,711 shares of the Company's common stock. The Company also redeemed the outstanding Series C Convertible Redeemable Preferred Stock and accrued dividends of $68,750 on March 20, 1996, for $3,194,375.



                                      F-33





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(13)  SUBSEQUENT EVENTS (CONTINUED)

  (b) Equity Transactions (continued)

         On February 14, 1996, the Company completed the issuance of 6,000 shares of Series D Convertible Preferred Stock. The Company also issued warrants to purchase 800,000 shares of Common Stock at prices varying from $7.50 to $8.00 per share expiring in 2001. The Series D Convertible Preferred Stock is entitled to dividends at rates ranging from 4% to 8%, based on the length of time from the issue date. The Series D Convertible Preferred stockholders also has preference in liquidation. The Company has the option to redeem these shares at the redemption price defined in the agreement.

  (c) Investments

         The Company invested an additional $3,200,000 in the form of two notes receivable bearing interest at 10% per annum, and due through June 1996, in a company owned by a director of PEC and Dynaco.

         The Company has made an investment in common stock of a publicly-held company totaling $1,276,025. In addition, the Company has made several other investments in nonmarketable equity and debt securities of unrelated businesses totaling $2,322,500. In connection with two $1,000,000 investments made in nonmarketable equity securities of publicly traded companies, the Company has certain registration rights as defined in the Private Placement Memorandum.









                      [This space intentionally left blank]







                                      F-34






ITEM 3. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (SUPPLEMENTAL) FOR THE YEAR ENDED DECEMBER 31, 1995

GENERAL

         The Company has two business segments: medical products and electronic products. The majority of the Company's revenues in the year ended December 31, 1995 were derived from the sale of electronic products. The Company does, however, expect to generate more medical product revenues from increased sales of the Spectrum Ruby Laser system, the primary product of Spectrum, during the next twelve-month period both in the U.S. and internationally, as well as the Copper Vapor Laser, distributed by Spectrum under a distribution agreement with an unaffiliated company. The Company is awaiting clearance from the FDA to sell its EpilaserTM product for hair removal, however, management is unable to predict when its EpilaserTM product will be cleared for sale in the U.S., if at all. In May 1996, the Company acquired Tissue Technologies, Inc. ("Tissue").which sells an FDA approved C02 laser for skin resurfacing. The Company feels that the combined operations will generate a significant level of medical product revenue. The Company also believes a portion of its revenues will be derived from government-funded research and development contracts over the next twelve-month period. The Company is also expecting to introduce a number of new electronic products during the next twelve months. The effect on revenue can not at present be determined. The Company has made and will continue to make equity investments in early stage companies that may generate trading gains and losses.

FISCAL YEAR ENDED DECEMBER 31, 1995, COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1994

         For the fiscal year ended December 31, 1995, the Company had revenues of $21,906,504 as compared to $13,058,523 for the nine months ended December 31, 1994. The majority of the revenues derived for both periods are from sales of electronic components by the Company's Dynaco subsidiary, which was acquired by the Company in February 1994.

         Gross margins for the fiscal year ended December 31, 1995, were 22% as compared to 21% for the nine months ended December 31, 1994. The 1% increase in gross margins was a result of the acquisition of Spectrum in April 1995. Spectrum, representing 18% of the Company's revenues, had gross margins on medical laser sales for the year ended December 31, 1995, of 31%.

         Research and development costs increased nominally to $4,419,487 for the fiscal year ended December 31, 1995, from $2,939,124 for the nine months ended December 31, 1994. This 51% increase in Research and Development expenses is primarily due to extensive research and development performed at Tissue to bring its Tru-Pulse C02 laser to market beginning in the fourth quarter of 1995. The Company's remaining research and development activities stabilized somewhat for two reasons. First, the Company entered into a cost plus fixed fee research contract with the U.S. Army in March 1995. As a result, previously self-funded research and development costs are now funded by this contract and included in cost of revenues. Also, the Company's Star subsidiary was awarded an SBIR II contract with the U.S. Air Force, the costs for which are also included in cost of revenues. Second, the Company is continuing its commitment to research and development for medical devices and delivery systems for cosmetic laser applications and other medical applications using a variety of lasers, while continuing dermatology research utilizing the Company's Ruby and diode lasers. The Company is expending some research and development funding for new process engineering and materials development at Dynaco and has filed several patents to date as a result of this funding. Management believes that research and development expenditures will increase over the next few years as the Company continues clinical trials of its medical products, develops additional applications for its lasers and delivery systems and develops commercial applications for unique electronic interconnect packaging.

         Selling, General and Administrative expenses increased to $10,648,235 for the fiscal year ended December 31, 1995, from $3,883,822 for the nine months ended December 31, 1994. This 174% increase is attributable to the acquisition of Spectrum Medical, CD Titles, and Tissue (acquried in May 1996 and accounted for as a pooling of interest) as well as the formation of Nexar, Intelesys, Dynamem and Spectrum Financial Services during the current year. These new subsidiaries are concentrating on increased sales and marketing of medical and electronic products. The Company is dramatically increasing its sales and marketing capabilities in order to support anticipated widespread product introduction of four major products in 1996. Two of these products are associated with the medical products segment and two are associated with the electronics segment. Dynaco, Star, Spectrum, Nexar, CD Titles, Spectrum Financial Services and their subsidiaries maintain their own sales forces and general and administrative support staffs.

         Business Development and Financing Costs increased to $2,109,303 for the fiscal year ended December 31, 1995, from $1,240,248 for the nine months ended December 31, 1994. This 70% increase is attributable to the Company's acquisitions and financing activities during the year.

         Interest expense increased to $1,374,199 for the fiscal year ended December 31, 1995, from $472,348 for the nine months ended December 31, 1994. This 190% increase is primarily the result of the debt assumed as part of the Dynaco acquisition, the convertible debentures and other debt issued in late fiscal 1994 and 1995. Interest expense will continue to increase substantially during the coming year, as a result of the Company's servicing of approximately $6,952,590 of senior debt and capital leases resulting from the acquisition of Dynaco and other debt financing required to meet working capital requirements of the Company's operating business units.

         Interest income increased to $913,050 for the fiscal year ended December 31, 1995, from $37,917 for the nine months ended December 31, 1994. This increase is primarily the result of interest received on the subscription receivables and the Company's investments made as a result of the Company's improved cash position. Trading gains were $201,064 for the fiscal year ended December 31, 1995. These gains resulted from the sale of certain marketable securities during the year. It is the Company's intention to continue to invest in trading securities, which may result in additional trading gains or losses in the future.

         Minority interest in loss of subsidiary increased to $102,305 for the fiscal year ended December 31, 1995, from $67,601 for the nine months ended December 31, 1994. This 51% increase is primarily the result of further losses of the Star subsidiary.

         The Company has not recorded a deferred tax benefit for net operating losses as the utilization of such losses is uncertain.

         As a result of the foregoing, the net loss for the fiscal year ended December 31, 1995, was $12,620,087, as compared to a net loss of $5,692,087 for the nine months ended December 31, 1994.

NINE MONTHS ENDED DECEMBER 31, 1994,COMPARED TO FISCAL YEAR ENDED MARCH 31, 1994

         For the nine months ended December 31, 1994, the Company had revenues of $13,058,523, as compared to $1,568,994 for the fiscal year ended March 31, 1994. Substantially all of the revenues derived for both periods are from sales of electronic components by the Company's Dynaco subsidiary, which was acquired by the Company in February 1994.

         Gross margins for the nine months ended December 31, 1994, were a positive 21% as compared to negative 3.7% for the fiscal year ended March 31, 1994. The 17.3% increase in gross margins was a result of Dynaco's integrating all manufacturing operations within one facility, thereby increasing the overall efficiency of the operation.

         Research and development cost increased to $2,939,124 for the nine months ended December 31, 1994, from $1,910,753 for the fiscal year ended March 31, 1994. The 54% increase reflects the Company's continuing commitment to research and development for medical devices and delivery systems for cardiology, dermatology, and other medical applications using pulsed dye and diode lasers. The Company is also expending some research and development funding for new process engineering and materials development at Dynaco. During the preceding fiscal year, substantially all of these costs were incurred by the medical products segment. Over the past nine months, the Company has established clinical sites for its medial products and the Company has included in total research and development expenses the costs associated with the manufacture of these lasers for clinical sites. Management believes that research and development expenditures will continue to increase over the next few years, although not necessarily at the current rate, as the Company continues clinical trials of its medical products and develops additional products for its lasers and delivery systems.

         Selling, General and Administrative expenses increased from $2,137,659 for the fiscal year ended March 31, 1994, to $3,883,822 for the nine months ended December 31, 1994. This 82% increase is substantially attributable to Palomar's Dynaco subsidiary being included for the full nine-month period as compared to a little more than a month for the fiscal year ended March 31, 1994. Dynaco and Star maintain their own general and administrative support staffs.

         Interest expense increased from $91,499 for the fiscal year ended March 31, 1994, to $472,348 for the nine months ended December 31, 1994. This 416% increase is primarily the result of the debt assumed as part of the Dynaco Acquisition.

         The Company has not recorded a deferred tax benefit for net operating losses as the utilization of such losses is uncertain.

         As a result of the forgoing, the net loss for the nine months ended December 31, 1994, was $5,692,087 as compared to a net loss of $4,062,905 for the fiscal year ended March 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 1995, the Company had $17,887,588 in cash, cash equivalents and trading securities. During the fiscal year ended December 31, 1995, the Company raised approximately $3,002,000, $3,968,000, $19,385,000 and
$6,195,000 in net proceeds from the sale of its common stock in an unregistered offering to overseas investors and private placements, the issuance of convertible debentures, the sale of its preferred stock and the exercise of stock warrants, respectively. Subsequent to year end, the Company has received total proceeds of approximately $13,033,000 from the sale of common stock, Series D Convertible Preferred Stock, the exercise of stock warrants and payment of subscription receivables.

         The Company's net loss for the year ended December 31, 1995, included the following noncash items: $1,825,673 of depreciation and amortization expense; $220,280 of additional interest expense relating to the amortization of the discounts on the convertible debentures; and $95,370 in investment banking fees paid with common stock and warrants issued below fair market value.

         The Company anticipates that capital expenditures for 1996 will total approximately $2,000,000. The Company will finance these expenditures with cash on hand or the Company will seek to raise additional funds.
However, there can be no assurance that the Company will be able to raise funds.

         On May 31, 1995, Dynaco's revolving credit and term loan agreement with a bank, which provided Dynaco with a $2,000,000 revolving line of credit and a $750,000 term loan expired, and was replaced by a three-year revolving credit and security agreement with a financial institution. The agreement provides for the revolving sale of acceptable accounts receivable, as defined in the agreement, with recourse up to a maximum commitment of $3,000,000. As of December 31, 1995, the amount of accounts receivable sold that remained uncollected totaled $1,296,462 net of related reserves and fees, as defined in the agreement. This amount is classified as a revolving line of credit in the accompanying balance sheet as of December 31, 1995. The interest rate on such outstanding amounts is the bank's prime rate (8.5% at December 31, 1995) plus 1.5%, and interest is payable monthly in arrears. The financing is collateralized by the purchased accounts receivable and substantially all of Dynaco's assets. In addition, on August 31, 1995, Spectrum's revolving line of credit with a bank expired.

         The Company has been successful in obtaining external research funding, including approximately $4.5 million in two-year U.S. government research and development contracts awarded to the Company in March 1995. A large part of the Company's medical products businesses are still in the developmental stage, with significant research and development costs and regulatory constraints that currently limit sales of its medical products. These activities are an important part of the Company's business plan. Due to the nature of clinical trials and research and development activities, it is not possible to predict with any certainty the timetable for completion of these research activities or the total amount of funding required to commercialize products developed as a result of such research and development. The rate of research and the number of research projects underway are dependent to some extent upon external funding. While the Company is regularly reviewing potential funding sources in relation to these ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or, if available, on terms satisfactory to the Company.

         The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Company's business or will yield a higher than average financial return to support the Company's core business. At December 31, 1995, the Company had $1,200,000 outstanding relating to these investments. Subsequent to year end, the Company has invested an additional $3,598,525 in technology companies in the form of marketable and nonmarketable equity securities. Some of these investments are with companies that are related to some of the directors and officers of the Company. See "Related Party Transactions".

         The Company has had significant losses to date and expects these losses to continue for the near future. Therefore, the Company must continue to secure additional financing to complete its research and development activities, commercialize its current and proposed medical products, expand its current non-medical business, execute its acquisition business plan and fund ongoing operations. The Company believes that the cash generated to date from its financing activities and amounts available under its credit agreement will be sufficient to satisfy its working capital requirements through at least the next twelve months. However, there can be no assurance that events in the future will not require the Company to seek additional financing sooner. The Company continues to investigate several financing alternatives, including additional government research grants, strategic partnerships, additional bank financing, private debt and equity financing and other sources. The Company believes that it has adequate cash reserves or it will be successful in obtaining additional financing in order to fund current operations in the near future.




                      [This space intentionally left blank]

ITEM 4. SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT FOR THE THREE MONTHS ENDED MARCH 31, 1996



                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                               December 31,            March 31,
                                                                                   1995                 1996
                                                                               -------------        -------------

ASSETS
CURRENT ASSETS:
          Cash and cash equivalents                                             $17,138,178          $15,597,522
          Marketable securities                                                     749,410            1,027,750
          Accounts receivable, net of allowance for doubtful
                   accounts of approximately $156,000                             4,737,766            4,467,120
          Inventories                                                             3,649,884            6,267,718
          Current portion of deferred costs                                         462,787              348,438
          Loans to officers                                                         948,198            1,318,396
          Notes receivable from related parties                                   3,161,375            2,247,408
          Other current assets                                                      352,130              760,437
                                                                               -------------        -------------
                   Total current assets                                          31,199,728           32,034,789
                                                                               -------------        -------------

PROPERTY AND EQUIPMENT, AT COST, NET                                              3,165,015            5,133,774
                                                                               -------------        -------------

OTHER ASSETS:
          Cost in excess of net assets acquired, net of accumulated               3,729,508            3,918,013
                   amortization of $673,167 and $816,731, respectively
          Intangible assets, net of accumulated amortization of $149,246          1,597,745            1,824,271
                   and $247,720, respectively
          Deferred costs, net of current portion                                    346,333              331,833
          Long-term investment                                                      500,000            1,650,000
          Loan to related party                                                     700,000            1,905,616
          Other assets                                                              631,831              995,294
                                                                               -------------        -------------
                   Total other assets                                             7,505,417           10,625,027

                                                                               -------------        -------------
                                                                                $41,870,160          $47,793,590
                                                                               =============        =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

          Revolving lines of credit                                              $1,296,462           $1,249,180
          Short term notes payable                                                  100,000              --
          Current portion of long-term debt                                       2,474,265            2,522,902
          Contingent note payable                                                   500,000              --
          Accounts payable                                                        4,246,950            6,735,397
          Accrued expenses                                                        4,633,557            4,570,282
                                                                               -------------        -------------
                   Total current liabilities                                     13,251,234           15,077,761
                                                                               -------------        -------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                            3,330,172            3,180,337
                                                                               -------------        -------------

MINORITY INTEREST IN SUBSIDIARY                                                     --                    19,111
                                                                               -------------        -------------

STOCKHOLDERS' EQUITY:
          Preferred stock, $.01 par value-                                              139                   60
                   Authorized - 5,000,000 shares
                   Issued and outstanding - 13,860
                   shares at  December  31,  1995 and 6,000  shares at March 31,
                   1996
          Common stock, $.01 par value-                                             201,353              245,807
                   Authorized - 40,000,000 shares
                   Issued and  outstanding  - 20,135,406  shares at December 31,
                   1995 and 24,580,717 shares at March 31, 1996
          Treasury Stock (200,000 shares at cost)                                (1,211,757)          (1,211,757)
          Additional paid-in capital                                             54,152,385           65,017,013
          Accumulated deficit                                                   (25,864,657)         (33,477,242)
          Subscriptions receivable from related party                            (1,988,709)          (1,057,500)
                                                                               -------------        -------------
                                                                               -------------        -------------
                   Total stockholders' equity                                    25,288,754           29,516,381
                                                                               -------------        -------------

                                                                                $41,870,160          $47,793,590
                                                                               =============        =============



        The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                   Three Months Ended March 31,
                                                                    1995                 1996
                                                                -------------        -------------

REVENUES                                                          $3,569,619           $6,925,001

COST OF REVENUES                                                   2,840,437            7,283,766
                                                                -------------        -------------

          Gross profit (Loss)                                        729,182             (358,765)
                                                                -------------        -------------

OPERATING EXPENSES:

          Research and development                                   658,936            1,716,803
          Selling, general and administrative                      1,028,672            5,223,792
          Business development and other financing costs             409,909              497,273
                                                                -------------        -------------

                   Total operating expenses                        2,097,517            7,437,868
                                                                -------------        -------------

                   (Loss) from operations                         (1,368,335)          (7,796,633)

INTEREST EXPENSE                                                    (224,529)            (324,682)

INTEREST INCOME                                                       32,223              606,194

NET GAIN ON TRADING SECURITIES                                       --                   115,084

MINORITY INTEREST IN LOSS OF SUBSIDIARY                               28,158               30,575
                                                                -------------        -------------

          Net (loss)                                             $(1,532,483)         $(7,369,462)
                                                                =============        =============

NET LOSS PER COMMON SHARE
                                                                      $(0.13)              $(0.33)
                                                                =============        =============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                       11,471,169           22,239,301
                                                                =============        =============



        The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)


                                                                                                                          Treasury
                                                                                Preferred Stock       Common Stock         Stock
                                                                             ------------------------------------------------------
                                                                               Number     $0.01     Number      $0.01      Number
                                                                              of Shares Par Value  of Shares  Par Value  of Shares
                                                                             ------------------------------------------------------

BALANCE, DECEMBER 31, 1995                                                     13,860     $139     20,135,406  $201,353   (200,000)

    Sale of common stock pursuant to warrants                                  --         --        1,013,328    10,133      --
    Sale of common stock pursuant to Regulation S                              --         --          531,343     5,314      --
    Payments received on subscriptions receivable                              --         --           --         --         --
    Issuance of preferred stock                                                 6,000       60         --         --         --
    Issuance of common stock pursuant to stock options                         --         --           78,000       780      --
    Issuance of common stock for 1995 employer 401(k)
           matching contribution                                               --         --           45,885       459      --
    Conversion of preferred stock                                            (11,360)    (114)      2,315,953    23,160      --
    Redemption of preferred stock                                             (2,500)     (25)         --         --         --
    Exercise of underwriter's warrants                                         --         --          500,000     5,000      --
    Exercise of stock options in minority controlled subsidiary                --         --           --         --         --
    Issuance of common stock for investment banking and merger
           and acquisition consulting services                                 --         --            6,802        68      --
    Return of escrowed shares                                                  --         --          (46,000)     (460)     --
    Amortization of deferred financing costs                                   --         --           --         --         --
    Preferred stock dividends                                                  --         --           --         --         --
    Net loss                                                                   --         --           --         --         --
                                                                             ------------------------------------------------------

BALANCE, MARCH 31, 1996                                                       6,000       $60      24,580,717  $245,807   (200,000)
                                                                             ======================================================





                                                                    Treasury
                                                                     Stock     Additional                               Total
                                                                  -----------   Paid-in    Accumulated  Subscription Stockholders'
                                                                     Cost       Capital      Deficit     Receivable     Equity
                                                                  ---------------------------------------------------------------

BALANCE, DECEMBER 31, 1995                                        $(1,211,757) $54,152,385 $(25,864,657) $(1,988,709) $25,288,754

    Sale of common stock pursuant to warrants                         --        3,501,254      --          --           3,511,387
    Sale of common stock pursuant to Regulation S                     --        2,854,816      --          --           2,860,130
    Payments received on subscriptions receivable                     --          --           --        1,988,709      1,988,709
    Issuance of preferred stock                                       --        5,964,164      --          --           5,964,224
    Issuance of common stock pursuant to stock options                --          184,470      --          --             185,250
    Issuance of common stock for 1995 employer 401(k)
           matching contribution                                      --          160,139      --          --             160,598
    Conversion of preferred stock                                     --          210,796      --          --             233,842
    Redemption of preferred stock                                     --       (3,123,127)     --          --          (3,123,152)
    Exercise of underwriter's warrants                                --        1,057,500      --       (1,057,500)         5,000
    Exercise of stock options in minority controlled subsidiary       --           50,000      --          --              50,000
    Issuance of common stock for investment banking and merger
           and acquisition consulting services                        --           36,656      --          --              36,724
    Return of escrowed shares                                         --              460      --          --              --
    Amortization of deferred financing costs                          --          (32,500)     --          --             (32,500)
    Preferred stock dividends                                         --          --          (243,123)    --            (243,123)
    Net loss                                                          --          --        (7,369,462)    --          (7,369,462)
                                                                  ---------------------------------------------------------------

BALANCE, MARCH 31, 1996                                          $(1,211,757)  $65,017,013 $(33,477,242) $(1,057,500) $29,516,381
                                                                  ==============================================================


       The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                     Three Months Ended March 31,
                                                                                     1995                     1996
                                                                               ----------------         ----------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                      $(1,532,483)             $(7,369,462)
     Adjustments to reconcile net loss to net cash
        used in operating activities-
         Depreciation and amortization                                                 216,192                  570,710
         Write-off of in-process research and development                            --                          57,212
         Minority interest in loss of subsidiary                                       (28,158)                 (30,572)
         Noncash interest expense related to debt                                       80,415                   16,538
         Noncash compensation related to common stock                                --                          36,724
         Unrealized loss on trading securities                                       --                          49,496
         Realized gain on trading securities                                         --                        (164,640)
         Changes in assets and liabilities, net of effects from purchase of
             Comtel Electronics, Inc. in 1996
                   Purchases of trading securities                                   --                        (780,056)
                   Sale of trading securities                                        --                         616,860
                   Accounts receivable                                                 127,725                   34,314
                   Inventories                                                        (519,589)              (2,452,661)
                   Other current assets and loans to officers                         (413,268)                (793,722)
                   Accounts payable                                                     (2,908)               2,333,136
                   Accrued expenses                                                      2,065                   65,008
                                                                               ----------------         ----------------
                        Net cash used in operating activities                       (2,070,009)              (7,811,115)
                                                                               ----------------         ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash paid for purchase of Comtel Electronics, Inc., net of cash acquired        --                        (146,586)
     Purchases of property and equipment                                              (316,440)              (2,031,344)
     Increase in intangible assets                                                   --                        (325,000)
     Increase in other assets                                                         (114,513)                (381,694)
     Loans to related parties                                                        --                      (1,713,116)
     Payments on loans from related parties                                          --                       1,421,467
     Investment in nonmarketable securities                                          --                      (1,150,000)
                                                                               ----------------         ----------------
                   Net cash used in investing activities                              (430,953)              (4,326,273)
                                                                               ----------------         ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from notes payable                                                     --                          21,816
     Payments of notes payable and capital lease obligations                          (370,465)                (319,350)
     Net payments on revolving lines of credit                                         (38,000)                 (47,282)
     Payment of contingent note payable                                              --                        (500,000)
     Proceeds from sale of common stock pursuant to Regulation S                     --                       2,860,130
     Proceeds from sale of common stock                                                 55,000                --
     Proceeds from the exercise of warrants                                          1,411,414                3,516,387
     Issuance of preferred stock                                                     --                       5,964,224
     Redemption of preferred stock                                                   --                      (3,123,152)
     Proceeds from exercise of stock options                                            90,940                  235,250
     Proceeds from payment of subscription receivable                                --                       1,988,709
     Financing costs related to warrant call                                           (69,317)               --
                                                                               ----------------         ----------------
                   Net cash provided by financing activities                         1,079,572               10,596,732
                                                                               ----------------         ----------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (1,421,390)              (1,540,656)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       3,263,203               17,138,178
                                                                               ----------------         ----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $1,841,813              $15,597,522
                                                                               ================         ================


       The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                       Three Months Ended March 31,
                                                                                       1995                     1996
                                                                                  ----------------         ----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                                          $103,973                  $90,127
                                                                                 ================         ================

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES
     Conversion of convertible debt and related accrued interest,
         net of financing fees                                                       $735,000                   $--
                                                                                 ================         ================

     Subscriptions received in connection with warrant call                        $4,633,975                   $--
                                                                                 ================         ================

     Amortization of deferred financing costs                                         $--                        $32,500
                                                                                 ================         ================

     Issuance of common stock for 1995 employer 410(k)
         matching contribution                                                        $--                       $160,598
                                                                                 ================         ================

     Conversion of preferred stock                                                    $--                       $233,842
                                                                                 ================         ================

     Dividends payable                                                                $--                       $243,122
                                                                                 ================         ================

     Common stock issued in exchange for license rights                             $300,000                    $--
                                                                                 ================         ================

     Value ascribed to warrant issued in connection with license agreement          $100,000                    $--
                                                                                 ================         ================

ACQUISITION OF COMTEL ELECTRONICS, INC.
         Liabilities assumed                                                         $--                      $(258,144)
         Fair value of assets acquired                                                --                         72,661
         Cash paid, net of cash acquired                                              --                       (146,586)
                                                                                 ----------------         ----------------

COST IN EXCESS OF NET ASSETS ACQUIRED                                                $--                      $(332,069)
                                                                                 ================         ================


The accompanying notes are an integral part of these supplemental consolidated financial statements.

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION
         ---------------------

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. Palomar Medical Technologies, Inc. (the "Company" or "Palomar") believes that the quarterly information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles. The accompanying financial statements and notes should be read in conjunction with the Company's Form 10-KSB as of and for the year ended December 31, 1995.

         During 1995, the Company entered into a two year cost plus fixed fee contract with the U.S. Army. The contract provides for the Company to investigate Compact, Wavelength Diverse, High Efficiency Solid-State Dye Lasers and is valued at $3,555,223. Revenue on the contract is recognized as costs are incurred. During the three months ended March 31, 1995 and 1996, the Company did not incur any cost or recognize any government contract revenue.

         These supplemental consolidated financial statements of the Company have been prepared to give retroactive effect to the acquisition of Tissue Technologies, Inc. ("Tissue"), which occurred on May 3, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interest method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Palomar after financial statements covering the date of consummation of the business combination are issued.

2.       ACQUISITION OF COMTEL ELECTRONICS, INC.
         ---------------------------------------
         On January 1, 1996, Dynaco Acquisition Corporation ("Dynaco") converted a $100,000 note receivable from Comtel Electronics, Inc. ("Comtel") into 11,100 shares of Comtel stock (par value $.05), giving Dynaco a 10% interest in Comtel. Effective March 20, 1996, Dynaco purchased an additional 500,000 shares of Comtel for $27,500, resulting in 80.35% ownership by Dynaco. The remaining 19.65% ownership is held by two principles of Comtel. This acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the Company has allocated the purchase price based on the fair market value of assets acquired and liabilities assumed. The results of Comtel have been included with those of the Company since March 20, 1996.

         Comtel has entered into a 5 year agreement with New Media, Inc. whereby New Media subcontracted to Comtel all of its manufacturing and assembly business over the contract term. Comtel is compensated by New Media to achieve a guaranteed 15% gross margin to Comtel. Management estimates this contract will generate $80 million in revenues for Comtel over the life of the agreement. Subsequent to March 31, 1996, Palomar entered into a preferred stock agreement with New Media, Inc. whereby Palomar invested $2,000,000 and is committed to fund an additional $1,000,000. Palomar also received a warrant to purchase 200,000 shares of common stock in New Media, Inc. at $1.20 per share.

3.       ACQUISITION OF TISSUE TECHNOLOGIES, INC.
         ----------------------------------------
         On March 9, 1996, the Company signed an Agreement and Plan of Reorganization with the stockholders of Tissue Technologies, Inc. ("Tissue Technologies") to acquire 100% of Tissue Technologies' outstanding stock. The purchase price consists of the number of shares of the Company's common stock which equals $20 million divided by the lesser of (1) $6.25 or (2) the average closing "ask" price for the Company for the 10 trading days immediately prior to the closing, as quoted on the NASDAQ stock market, divided by the total number of shares of common stock outstanding immediately before the effective date. This acquisition closed on May 3, 1996, and the Company is accounting for this acquisition as a pooling-of-interest in accordance with Accounting Principles Board Opinion No.
16. The Company will retroactively restate its financial statements as of May 3, 1996 and for subsequent reporting periods. Tissue Technologies is engaged in the manufacture, marketing and sale of C02 laser systems used in skin resurfacing.

4.       CASH AND CASH EQUIVALENTS
         -------------------------
         The Company considers all highly liquid investments with remaining maturities of less than three months at the time of acquisition to be cash equivalents.

5.       INVESTMENTS
         -----------
         The fair values for the Company's marketable equity securities are based on quoted market prices. The fair values of nonmarketable equity securities, which represent equity investments in early stage technology companies, are based on the financial information provided by these ventures. The amount that the Company realizes from these investments may differ significantly from the amounts recorded in the accompanying consolidated financial statements.

         The Company accounts for investments in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities that the Company has the positive intent and ability to hold to maturity will be reported at amortized cost and are classified as held-to-maturity. There were no held-to-maturity securities as of December 31, 1995 and March 31, 1996. Securities purchased to be held for indefinite periods of time and not intended at the time of purchase to be held until maturity are classified as available-for-sale securities. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Realized and unrealized gains and losses relating to trading securities are included currently in the accompanying statements of operations.

         During the three months ended March 31, 1996, the Company sold a portion of its Trading Securities in two publicly traded companies realizing a gain of $164,640, which is reflected in the accompanying consolidated statements of operations.

                                                                               March 31, 1996
                                                           --------------------------------------------------------
                                                                            Gross         Gross
                                                            Amortized    Unrealized     Unrealized        Fair
                                                              Costs         Gain           Loss          Value
                                                           ------------  ------------  -------------  -------------
             Trading Securities:
                    Investments in publicly
                    traded companies                        $1,047,143       $27,319      $(46,712)     $1,027,750
                                                           ============  ============  =============  =============

6.       INVENTORIES
         -----------
         Inventories are stated at lower of cost (first-in, first-out) or market. Work in process and finished goods inventories consist of material, labor and manufacturing overhead and consist of the following:


                                                                    December 31,          March 31,
                                                                        1995                1996
                                                                   ----------------    ----------------
                           Raw materials                                $1,949,288          $3,992,132
                           Work in process and finished goods            2,008,389           2,422,239
                           Less -- Progress billings                       307,793             146,653
                                                                                       ----------------
                                                                   ================
                                                                        $3,649,884          $6,267,718
                                                                   ================    ================

7.       PROPERTY AND EQUIPMENT
         ----------------------
                Property and Equipment consist of the following:

                                                                     December 31,         March 31,
                                                                         1995               1996
                                                                    ----------------    --------------
                            Equipment under capital leases               $1,214,950        $1,364,748
                            Machinery and equipment                       1,992,157         3,930,017
                            Furniture and fixtures                          806,252           893,756
                            Leasehold improvements                          308,157           313,664
                                                                    ----------------    --------------
                                                                          4,321,516         6,502,185
                            Less:  Accumulated depreciation
                                       and amortization                   1,156,501         1,368,411
                                                                    ----------------    --------------
                                                                         $3,165,015        $5,133,774
                                                                    ================    ==============

         Included in machinery and equipment at March 31, 1996, is certain manufacturing equipment purchased by the Company that is being rented to a related party under an operating lease. See Note 12.

8.       ACCRUED EXPENSES
         ----------------
         Accrued Expenses consist of the following at:


                                                                     December 31,         March 31,
                                                                         1995                1996
                                                                    ----------------    ---------------
                          Payroll and consulting costs                     $852,793         $1,045,826
                          Professional fees                                 914,935            294,420
                          Settlement Costs                                  700,000           --
                          Warranty                                         -                 1,112,500
                          Other                                           2,165,829          2,117,536
                                                                    ================    ===============
                              Total                                      $4,633,557         $4,570,282
                                                                    ================    ===============

9.       NET LOSS PER COMMON SHARE
         -------------------------
         For the three months ended March 31, 1995, net loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. For the three months ended March 31, 1996, net loss per common share has been computed by dividing net loss, as adjusted for preferred stock dividends, by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents are not considered as outstanding, as the result would be antidilutive. The shares of the Company's common stock issued in connection with the business combination with Tissue have been included in the weighted average shares outstanding as of the original date of issuance by Tissue.





                      [This space intentionally left blank]

10.      NOTES PAYABLE
         --------------
Notes payable consist of the following:

                                                                                                    December 31,      March 31,
                                                                                                        1995            1996
                                                                                                   ---------------  --------------
7% Note payable                                                                                           244,782         244,782
8% Convertible debentures, issued by Tissue due December 1997                                             950,000         950,000
8% Convertible debentures, $1,000,000 face amount, principal and interest due October 26, 1997            819,359         835,896
7.4% to 21% Capital lease obligations, monthly principal and interest payments ranging from
     $2,290 to $51,235, maturities ranging from August 1997 to January 1999                             1,393,612       1,378,357
Present value of notes payable, discounted at 8% and due in annual installments of principal and interest of $100,000, $200,000, $200,000 and $100,000 in fiscal 1995, 1996, 1997 and 1998,
     respectively                                                                                         468,012         274,532
Note payable in connection with the Spectrum acquisition, interest at the prime rate (8.25%
     at March 31, 1996) plus 1%, principal of $200,000, $150,000, $200,000 and $150,000
     plus interest due in October 1995, April 1996, October 1996 and April 1997, respectively             500,000         505,279
Bridge notes payable, prime (8.25% at March 31, 1996) plus 2%                                           1,350,000       1,350,000
Other notes payable, due currently                                                                         78,672         164,393
                                                                                                   ---------------  --------------
                                                                                                        5,804,437       5,703,239
Less -- current maturities                                                                              2,474,265       2,522,902
                                                                                                   ---------------  --------------
                                                                                                       $3,330,172      $3,180,337
                                                                                                   ===============  ==============

11.      STOCKHOLDERS' EQUITY
         --------------------
  (a)  Options

         During the three months ended March 31, 1996, the Company issued options to purchase 150,000 shares of Common Stock at $6.75 per share to two employees. Certain individuals also exercised stock options to purchase 78,000 shares of common stock at prices ranging from $2.00 to $3.50. The total proceeds received by the Company were $185,250.

  (b) Warrants

         During the three months ended March 31, 1996, the Company issued warrants to purchase a total of 2,514,319 shares of the Company's common stock to certain officers and preferred stock investors at prices ranging from $4.88 to $10.375 per share. In addition, certain warrantholders exercised warrants to purchase 1,513,328 shares of common stock at prices ranging from $0.60 to $3.75. The Company received total proceeds of $3,516,387 and a note receivable for $1,057,500 related to the exercise of the warrants.

  (c)  Reserved Shares

         At March 31, 1996, the Company has reserved shares of its common stock for the following:

                                                          March 31,
                                                             1996
                                                        ---------------
         Convertible debentures                              1,003,251
         Stock option plans                                  1,871,235
         Warrants                                            6,878,062
         Employee 401(k) plan                                  254,115
         Preferred stock                                     1,333,333
                                                        ---------------
                               Total                        11,339,996
                                                        ===============

  (d)  Preferred Stock
       ---------------
         On February 14, 1996, the Company completed the issuance of 6,000 shares of Series D Convertible Preferred Stock. The Company also issued warrants to purchase 800,000 shares of Common Stock at prices varying from $7.50 to $8.00 per share expiring in 2001. The conversion price is a rate equal to 80% of the average closing price of the common stock on ten consecutive preceding trading days, but in no event less than $4.50 or more than $6.50 per share. The conversion price is also adjustable for certain antidilutive events, as defined. The Series D Convertible Preferred Stock is entitled to dividends at rates ranging from 4% to 8%, based on the length of time from the issue date. The Series D Convertible Preferred stockholders also have preference in liquidation equal to $1,000 plus accrued but unpaid dividends and accrued by unpaid interest. Under certain circumstances, the Company has the option to redeem these shares at the redemption price defined in the agreement. As of March 31, 1996, the preferred stock was convertible into 1,010,444 shares of common stock.

  (e)  Dividends

         In certain circumstances the Company is prohibited from paying any dividends to the holders of the Series D Convertible Preferred Stock until all accrued and unpaid dividends have been paid or declared.

12.      RELATED PARTY TRANSACTIONS
         --------------------------
         Included in current assets at December 31, 1995 and March 31, 1996 is $4,109,573 and $3,565,804, respectively, of notes receivable and investments from various officers and related entities. It is reasonably possible that the Company's estimate that it will collect these receivables with in one year will change in the near term.

         The Board of Directors have established a corporate loan policy under which loans may be granted to certain officers/stockholders/directors of the Company for amounts up to an aggregate of $800,000. All of such loans must be collateralized by certain stockholdings of these individuals, as defined. At December 31, 1995 and March 31, 1996, $383,198 and $720,099, respectively, with accrued interest at the rate of 7% per annum, was outstanding to certain officers/stockholders/directors under the corporate loan policy.

         At March 31, 1996, the Company had loans receivable of $99,391 and $423,906 from two officers of Dynaco, which are evidenced by promissory notes due by December 31, 1996, with accrued interest at the rate of 8% and the prime rate per annum, respectively. Both loans receivable are collateralized with a certain amount of vested stock options in the Company owned by the officers with a market price in excess of the exercise price. As defined in the agreement, 100% of the then outstanding principal and accrued but unpaid interest must never be below the sum of the excess of the market price over the exercise price of the unexercised vested stock options. At March 31, 1996, the Company had an additional loan receivable for $75,000 from an officer of Dynaco, which is evidenced by a demand promissory note and bears interest at 7%.

         At December 31, 1995, the Company had notes receivable for $1,739,908 including accrued interest of $89,908 from an affiliated company. The Company's chairman and CEO personally owns 35% of the affiliated company. The notes receivable bear interest at the rate of 10% per annum. A $1,500,000 note shall be prepaid by October 1, 1996, with principal and interest, under the provisions of the note, or the Company shall be remedied as defined. A $150,000 note is due December 31, 1996, with 10% interest per annum. In connection with the loan receivable, the Company received a warrant from the affiliated company to purchase 250,000 shares of its common stock at $1.50 per share.

         The $1,500,000 note was part of an original $3,000,000 note. On March 29, 1996, the Company entered into an agreement to sell $1,500,000 of the $3,000,000 note to an unaffiliated individual. In connection with the sale, the Company was required to pay a loan arrangement fee of $125,000 and agreed to issue warrants to purchase 50,000 shares of common stock at $10.375 per share. The agreement also provides for the individual to be able to sell the note receivable back to the Company after June 30, 1996 and before September 30, 1996. After September 30, 1996, the Company has the right to require this individual to sell the note back to the Company at a price as defined in the agreement. If the notes are not paid by October 1, 1996, or January 31, 1997, the Company will receive a warrant to purchase 250,000 and 150,000 shares, respectively, of the affiliate's common stock at $1.50 per share.

         The Company's notes are subordinate to a senior creditor of the affiliate. An officer\director and certain stockholders, owning an aggregate of 81% of this affiliate, have pledged their common stock holdings as collateral for these notes receivable. The notes have automatic conversion rights to preferred stock in the affiliate if the note is not paid by its due date.

         During the three months ended March 31, 1996, the Company purchased $1,400,000 of manufacturing equipment on behalf of a publicly-traded company of which an officer/director of the publicly-traded company is also a director of Palomar Medical Technologies, Inc. The Company has entered into an operating lease agreement to rent this equipment to the publicly traded company for $35,000 per month for 60 months. The Company has charged this related party $100,000 as a commitment fee.

         The Company has a $500,000 equity investment in a privately held technology company. A director of the Company's underwriter, H.J. Meyers is also a director of the investee company. During the three months ended March 31, 1996, the Company loaned this director unsecured notes totaling $1,057,500 in connection with the exercise of stock warrants. The notes bear interest at 7.75% per annum and are due on demand. The Company also loaned this director, $500,000 during the three months ended March 31, 1996, under the same terms as the notes described above.

         The Company loaned $700,000 in the form of a note receivable, bearing interest at 10% per annum, and due April 1996, to a company owned by a director of Palomar Electronics Corporation ("PEC") and Dynaco. During the three months ended March 31, 1996, the Company loaned an additional $200,000 to this company.

         During the three months ended March 31, 1996, the Company granted to its officers and directors warrants to purchase 1,000,000 shares of the Company's common stock, at prices ranging from $6.750 to $7.690, and expiring five years from the date of grant.

         On February 22, 1996, the Company entered into an agreement with a former director of Star Medical Technologies, Inc. ("Star"), whereby the Company issued this director warrants to purchase 50,000 shares of the Company's common stock at $7.00 per share. In addition, the Company also agreed to pay this director $50,000.

         The Company has various consulting agreements with directors and officers of the Company.

13.      PRO FORMA INFORMATION
         ---------------------
         The results of operations related to Spectrum have been included with those of the Company since April 5, 1995.

         The results of operations related to  Inter-Connecting  Products,  Inc.
                have been included with those of the Company since June 5, 1995.

         The results of operations related to Intelligent Computer Technologies, Inc. ("ICT") have been included with those of the Company since September 18, 1995.

         The results of operations related to Comtel have been included with those of the Company since March 20, 1996.

         Unaudited pro forma operating results for the Company, assuming the acquisitions of ICT and Spectrum had been made as of January 1, 1995, excluding Comtel which had no operations for the for the three months ended March 31, 1995, and assuming the Comtel acquisition had been made as of January 1, 1996, are as follows:

                                              Three Months Ended March 31,
                                          -------------------------------------
                                                 1995               1996
                                          ------------------- ------------------
       Revenue                                    $7,275,433         $7,310,001
       Net loss                                 $(3,940,564)       $(7,407,462)
       Net loss per common share                     $(0.34)            $(0.33)

14.      COMMITMENTS
         -----------
         The Company has issued guarantees to several of its subsidiaries for payment of trade payables. The total amount guaranteed at March 31, 1996, was $3,119,000. In addition, the Company has also issued two unlimited guarantees to two other vendors of Nexar.

15.      SUBSEQUENT EVENT
         ----------------
         On April 17, 1996, the Company sold 10,000 shares of its Series E Convertible Preferred Stock and received net proceeds of $9,488,200. The Company also issued the investor warrants to purchase 304,259 shares of common stock at $15.00 per share. The Series E Convertible Preferred Stock is entitled to a dividend at 7% per annum and has a preference in liquidation. Under certain conditions the Company has the option to redeem these shares at a redemption price as defined in the agreement.







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                                      -14-





ITEM 5. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. (SUPPLEMENTAL) FOR THE THREE MONTHS ENDED MARCH 31, 1996


THREE MONTHS ENDED MARCH 31, 1996, COMPARED TO THREE MONTHS ENDED MARCH 31, 1995

         For the three months ended March 31, 1996, the Company had revenues of $6,925,001 as compared to $3,569,619 for the three months ended March 31, 1995. The 94% increase in revenues from 1995 to 1996 is primarily due to acquisitions. The majority of the revenues derived for both periods are from sales of electronic components by the Company's Dynaco subsidiary. During the three months ended March 31, 1995 and 1996, the Company did not incur any cost or recognize any government contract revenue.

         Gross margin for the three months ended March 31, 1996, was a loss of $358,765 versus a profit of $729,182 for the three months ended March 31, 1995. The 28.9% decrease in gross margin was a result of the Company incurring significant pre production costs in order to prepare for the introduction of a number of new products in the medical and electronics business segments. The Company has also implemented new manufacturing processes that have led to start up costs and an initial decrease in output yields.

         Research and development costs increased to $1,716,803 for the three months ended March 31, 1996, from $658,936 for the three months ended March 31, 1995. This 161% increase in research and development reflects the Company's continuing commitment to research and development for medical devices and delivery systems for cosmetic laser applications and other medical applications using a variety of lasers, while continuing dermatology research utilizing the Company's Ruby and diode lasers. The Company is expending some research and development funding for new process engineering and materials development at Dynaco and has filed several patents to date as a result of this funding. Management believes that research and development expenditures will increase over the next few years as the Company continues clinical trials of its medical products, develops additional applications for its lasers and delivery systems and develops commercial applications for unique electronic interconnect packaging.

         Selling, General and Administrative expenses increased to $5,223,792 for the three months ended March 31, 1996, from $1,028,672 for the three months ended March 31, 1995. This 407% increase is attributable to the acquisition of Spectrum Medical, CD Titles, Tissue as well as the formation of Nexar, Dynamem and Spectrum Financial Services. These new subsidiaries are concentrating on increased sales and marketing of medical and electronic products. The Company is dramatically increasing its sales and marketing capabilities in order to support anticipated widespread product introduction of four major products in 1996. Two of these products are associated with the medical products segment and two are associated with the electronic products segment. Dynaco, Star, Spectrum, Nexar, CD Titles, Spectrum Financial Services and their subsidiaries maintain their own sales forces and general and administrative support staffs.

         Business Development and Financing Costs increased to $497,273 for the three months ended March 31, 1996, from $409,909 for the three months ended March 31, 1995. This 21.3% increase is attributable to the Company's continuing acquisitions and financing activities during the quarter ended March 31, 1996.

         Interest expense increased to $324,682 for the three months ended March 31, 1996, from $224,529 for the three months ended March 31, 1995. This 44% increase is primarily the result of the convertible debentures and an issuance of acquisition debt in April 1995 to purchase Spectrum.

         Interest income increased to $606,192 for the three months ended March 31, 1996, from $32,223 for the three months ended March 31, 1995. This increase is primarily the result of interest received on the Company's investments made as a result of the Company's improved cash position. Net realized and unrealized trading gains were $115,084 for the three months ended March 31, 1996. These gains resulted from the sale of certain marketable securities during the year. It is the Company's intention to continue to invest in trading securities, which may result in additional trading gains or losses in the future.

         Minority interest in loss of subsidiary increased to $30,575 for the three months ended March 31, 1996, from $28,158 for the three months ended March 31, 1995. This change is primarily the result of further losses of the Star subsidiary netted against the percentage of loss Dynaco has recognized for its majority owned Dynamem and Comtel subsidiaries.


                                      -15-





         The Company has not recorded a deferred tax benefit for net operating losses as the utilization of such losses is uncertain.

         As a result of the foregoing, the net loss for the three months ended March 31, 1996, was $7,369,462, as compared to a net loss of $1,532,483 for the three months ended March 31, 1995.

LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 1996, the Company had $16,625,272 in cash, cash equivalents and trading securities. During the three months ended March 31, 1996, the Company generated $2,945,000, $6,000,000 and $4,584,000 in net proceeds from the sale of its common stock in an unregistered offering to overseas investors, the sale of its preferred stock and the exercise of stock warrants, respectively.

         The Company's net loss for the three months ended March 31, 1996, included the following noncash items: $570,710 of depreciation and amortization expense; $16,538 of additional interest expense relating to the amortization of the discounts on the convertible debentures; and $36,724 in investment banking fees paid with common stock and warrants issued below fair market value.

         The Company anticipates that capital expenditures for the remaining nine months of 1996 will total approximately $1,500,000. The Company will finance these expenditures with cash on hand or the Company will seek to raise additional funds. However, there can be no assurance that the Company will be able to raise the funds.

         Dynaco has a three-year revolving credit and security agreement with a financial institution. The agreement provides for the revolving sale of acceptable accounts receivable, as defined in the agreement, with recourse up to a maximum commitment of $3,000,000. As of March 31, 1996, the amount of accounts receivable sold that remained uncollected totaled $1,249,180 net of related reserves and fees, as defined in the agreement. This amount is classified as a revolving line of credit in the accompanying balance sheet as of March 31, 1996. The interest rate on such outstanding amounts is the bank's prime rate (8.25% at March 31, 1996) plus 1.5%, and interest is payable monthly in arrears. The financing is collateralized by the purchased accounts receivable and substantially all of Dynaco's assets.

         The Company has been successful in obtaining external research funding, including approximately $4.5 million in two-year U.S. government research and development contracts awarded to the Company in March 1995. A large part of the Company's medical products businesses are still in the developmental stage, with significant research and development costs and regulatory constraints that currently limit sales of its medical products. These activities are an important part of the Company's business plan. Due to the nature of clinical trials and research and development activities, it is not possible to predict with any certainty the timetable for completion of these research activities or the total amount of funding required to commercialize products developed as a result of such research and development. The rate of research and the number of research projects underway are dependent to some extent upon external funding. While the Company is regularly reviewing potential funding sources in relation to these ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or, if available, on terms satisfactory to the Company.

         The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Company's business or will yield a higher than average financial return to support the Company's core business. Some of these investments are with companies that are related to some of the directors and officers of the Company. See "Related Party Transactions". At March 31, 1996, the Company had $4,050,000 of such investments.

         The Company has had significant losses to date and expects these losses to continue for the near future. Therefore, the Company must continue to secure additional financing to complete its research and development activities, commercialize its current and proposed medical products segment, expand its electronic products segment, execute its acquisition business plan and fund ongoing operations. The Company believes that the cash generated to date from its financing activities and amounts available under its credit agreement will be sufficient to satisfy its working capital requirements through at least the next twelve months. However, there can be no assurance that events in the future will not


                                      -16-



require the Company to seek additional financing sooner. The Company continues to investigate several financing alternatives, including additional government research grants, strategic partnerships, additional bank financing, private debt and equity financing and other sources. The Company believes that it has adequate cash reserves or it will be successful in obtaining additional financing in order to fund current operations in the near future.

FACTORS THAT MAY AFFECT FUTURE RESULTS

         From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" information, as that term is defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). This report may also contain information that is deemed to be forward looking information under the Act. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including but not limited to the following:

         The Company's future operating results are dependent on its ability to develop, produce, achieve Food and Drug Administration approval for certain medical products and market new and innovative products and services. There are numerous risks inherent in this complex process, including rapid technological change and the requirement that the Company bring to market in a timely fashion new products and services which meet customers' changing needs.

         The Company and certain of its subsidiaries have a history of losses, and the Company expects its losses to continue. The Company must secure additional financing to complete its research and development activities, commercialize its current and proposed medical products, expand its current non-medical business, execute its acquisition business plan and fund ongoing operations.

         The Company's business segments operate in a highly competitive enviornment and in highly competitive industries, which include significant competitive pricing pressures and intense competition for skilled employees.

         The market price of the Company's securities could be subject to fluctuations in response to quarter to quarter variations in operating results, changes in analysts' earnings estimates, market conditions in the information technology industry, as well as general economic conditions and other factors external to the Company.






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                                      -17-